                                                                     EXHIBIT 4.5

================================================================================



                              AK STEEL CORPORATION
                  (AK STEEL HOLDING CORPORATION, as Guarantor)





                   Senior Secured Notes, Series A-E, due 2004

         ------------------------------------------------------------

                            NOTE PURCHASE AGREEMENT

         ------------------------------------------------------------


                         Dated as of December 17, 1996


================================================================================

                              Table of Contents

                                                                          Page



1. AUTHORIZATION OF NOTES, ETC.............................................1
      1.1. The Notes; Interest Rate for Fixed Spread
               Notes.......................................................1
      1.2. The New Facility; the Pledged Assets and the
               Mortgage....................................................2
      1.3. The Parent Guarantee and Subsidiary
               Guarantees..................................................3

2. SALE AND PURCHASE OF NOTES..............................................3

3. CLOSINGS................................................................4

4. CONDITIONS TO CLOSINGS..................................................5
      4.1. First Closing...................................................5
      4.2. Conditions to Each Closing......................................7
      4.3. Additional Conditions to Second and Third
               Closing.....................................................8

5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS..........................9
      5.1. Organization; Power and Authority...............................9
      5.2. Authorization, etc..............................................9
      5.3. Disclosure......................................................10
      5.4. Organization and Ownership of Shares of
               Subsidiaries; Affiliates, etc...............................10
      5.5. Financial Statements............................................11
      5.6. Compliance with Laws, Other Instruments, etc....................11
      5.7. Governmental Authorizations, etc................................12
      5.8. Litigation; Observance of Agreements, Statutes
               and Orders..................................................12
      5.9. Taxes...........................................................12
      5.10. Title to Property; Leases......................................13
      5.11. Licenses, Permits, etc.........................................13
      5.12. Compliance with ERISA..........................................14
      5.13. Private Offering by the Obligors...............................15
      5.14. Use of Proceeds; Margin Regulations............................15
      5.15. Existing Debt; Future Liens....................................15
      5.16. Foreign Assets Control Regulations, etc........................16
      5.17. Status Under Certain Statutes..................................16
      5.18. Environmental Matters..........................................16

6. REPRESENTATIONS OF THE PURCHASER........................................17
      6.1. Purchase of Notes...............................................17
      6.2. Source of Funds.................................................17

7. INFORMATION AS TO COMPANY...............................................18
      7.1. Financial and Business Information..............................18
      7.2. Officer's Certificate...........................................22
      7.3. Inspection......................................................23

8. PREPAYMENT OF THE NOTES.................................................23

      8.1. Required Prepayments............................................23
      8.2. Optional Prepayments; Make-Whole Computations...................24
      8.3. Prepayment in Connection with Failure of
               Second or Third Closing.....................................24
      8.4. Prepayment in Connection with a Change in
               Control.....................................................25
      8.5. Allocation of Partial Prepayments...............................26
      8.6. Maturity; Surrender, etc........................................26
      8.7. Purchase of Notes...............................................26
      8.8. Make-Whole Amount...............................................27

9. AFFIRMATIVE COVENANTS...................................................28
      9.1. Compliance with Law.............................................28
      9.2. Insurance.......................................................29
      9.3. Maintenance of Properties.......................................29
      9.4. Payment of Taxes and Claims.....................................29
      9.5. Corporate Existence, etc........................................30
      9.6. Subsidiary Guarantees; Release of Subsidiary
               Guarantees..................................................30
      9.7. Completion of the New Facility; Pledged
               Assets, etc.................................................31

10. NEGATIVE COVENANTS.....................................................33
      10.1. Subsidiary Debt................................................33
      10.2. Liens..........................................................34
      10.3. Limitation on Sale and Leaseback
               Transactions................................................36
      10.4. Maintenance of Certain Financial Conditions....................37
      10.5. Asset Dispositions.............................................37
      10.6. Limitation on Restricted Payments..............................38
      10.7. Merger, Consolidation, etc.....................................40
      10.8. Transactions with Affiliates...................................42
      10.9. Lines of Business..............................................42
      10.10. Limitations on Restrictions on Distributions
               from Subsidiaries...........................................42

11. EVENTS OF DEFAULT......................................................43

12. REMEDIES ON DEFAULT, ETC...............................................46
      12.1. Acceleration...................................................46
      12.2. Other Remedies.................................................47
      12.3. Rescission.....................................................47
      12.4. No Waivers or Election of Remedies, Expenses,
               etc.........................................................47

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................48
      13.1. Registration of Notes..........................................48
      13.2. Transfer and Exchange of Notes.................................48
      13.3. Replacement of Notes...........................................49

14. PARENT GUARANTEE.......................................................49
      14.1. Guarantee......................................................49
      14.2. Subrogation and Contribution...................................51


                                     (ii)

15. PAYMENTS ON NOTES......................................................52
      15.1. Place of Payment...............................................52
      15.2. Home Office Payment............................................52

16. EXPENSES, ETC..........................................................53
      16.1. Transaction Expenses...........................................53
      16.2. Survival.......................................................54

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
      AGREEMENT............................................................54

18. AMENDMENT AND WAIVER...................................................54
      18.1. Requirements...................................................54
      18.2. Solicitation of Holders of Notes...............................54
      18.3. Binding Effect, etc............................................55
      18.4. Notes held by Company, etc.....................................55

19. NOTICES................................................................56

20. REPRODUCTION OF DOCUMENTS..............................................56

21. CONFIDENTIAL INFORMATION...............................................57

22. SUBSTITUTION OF PURCHASER..............................................58

23. MISCELLANEOUS..........................................................58
      23.1. Successors and Assigns.........................................58
      23.2. Construction...................................................58
      23.3. Jurisdiction and Process; Waiver of Jury
               Trial.......................................................58
      23.4. Payments Due on Non-Business Days..............................59
      23.5. Severability...................................................60
      23.6. Accounting Terms; Pro Forma Calculations.......................60
      23.7. Counterparts...................................................60
      23.8. Governing Law..................................................60


Schedule A               --     Names and Addresses of Purchasers
   Schedule B               --  Defined Terms
   Schedule 5.3             --  Disclosure Documents
   Schedule 5.4             --  Subsidiaries
   Schedule 5.5             --  Financial Statements
   Schedule 5.8             --  Litigation
   Schedule 5.11            --  Licenses, etc.
   Schedule 5.15            --  Existing Debt
   Schedule 9.2             --  Schedules of Insurance


Exhibit 1.1              --     Form of Note
   Exhibit 1.2(a)           --  Form of Original Mortgage
   Exhibit 1.2(b)           --  Form of Collateral Agency Agreement
   Exhibit 1.3              --  Form of Subsidiary Guarantee
   Exhibit 4.1(b)(1)        --  Form of First Closing Opinion of Special
                                   Counsel for the Company

                                     (iii)

   Exhibit 4.1(b)(2)        --  Form of First Closing Opinion of John G.
                                   Hritz, Esq.
   Exhibit 4.1(b)(3)        --  Form of First Closing Opinion of Special
                                   Counsel for the Purchasers
   Exhibit 4.1(b)(4)        --  Form of Opinion of Indiana Special
                                   Counsel for the Purchasers
   Exhibit 4.3(b)(1)        --  Form of Opinion of Special Counsel for
                                   the Company at Subsequent Closings
   Exhibit 4.3(b)(2)        --  Form of Opinion of Special Counsel for
                                   the Purchasers at Subsequent Closings

                          AK STEEL HOLDING CORPORATION
                              AK STEEL CORPORATION
                               703 Curtis Street
                              Middletown, OH 45043


                   Senior Secured Notes, Series A-E, due 2004


                                                         As of December 17, 1996


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          AK STEEL CORPORATION, a Delaware corporation (the "COMPANY"), and AK STEEL HOLDING CORPORATION, a Delaware corporation ("HOLDING" or the "PARENT" and, together with the Company, individually an "OBLIGOR" and collectively the "OBLIGORS"), agree with you as follows:

1.     AUTHORIZATION OF NOTES, ETC.

1.1.   THE NOTES; INTEREST RATE FOR FIXED SPREAD NOTES.

          The Company has duly authorized the issue and sale of $250,000,000 aggregate principal amount of its Senior Secured Notes, to be issued in five series, in the respective designations and aggregate principal amounts set forth below:

        Series           Principal Amount
-----------------------  ----------------
Senior Secured Notes,        $ 80,000,000
 Series A, due 2004
Senior Secured Notes,        $ 12,500,000
 Series B, due 2004
Senior Secured Notes,        $ 20,000,000
 Series C, due 2004
Senior Secured Notes,        $  7,500,000
 Series D, due 2004
Senior Secured Notes,        $130,000,000
 Series E, due 2004

As used herein: the term "NOTES" (irrespective of series unless otherwise specified) means all notes originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, includes the singular number as well as the plural; the terms "SERIES A NOTES", "SERIES B NOTES", "SERIES C NOTES", "SERIES D NOTES" and "SERIES E NOTES" mean Notes of the respective series described above; the term "FIXED COUPON NOTES" (irrespective of series) means collectively the Series A Notes and the Series D Notes; and the term "FIXED SPREAD NOTES" (irrespective of series unless otherwise specified) means the Series B Notes, the Series C Notes and the Series E Notes. The Notes of each series shall be substantially in the form set out in Exhibit l.1, in each case duly completed. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          The interest rate to be borne by the Fixed Coupon Notes shall be 8.98% per annum. The interest rate to be borne by the Fixed Spread Notes of each series shall be determined on the second Business Day preceding the date of the Closing for the purchase of Fixed Spread Notes of such series, and shall be 2.73% (273 basis points) over the yield reported as of 10:00 A.M. (New York City time) on such second Business Day on the Bloomberg Financial Markets News screen Px or equivalent screen provided by Bloomberg Financial Markets News (or any nationally recognized publicly available on-line source of similar market data) for the 5.750% Treasury Note due August 2003 (the "REFERENCE TREASURY SECURITY"). Two Business Days prior to each Closing, the Company will deliver to each purchaser of Fixed Spread Notes at such Closing a certificate of a Senior Financial Officer of the Company specifying the interest rate on the Fixed Spread Notes of such series (and accompanied by a copy of the applicable Bloomberg screen from which the price of the Reference Treasury Security has been determined). The Company will also give such purchaser of Fixed Spread Notes notice of, and an opportunity to participate in, a conference telephone call during which the interest rate is determined for such Closing.

1.2.   THE NEW FACILITY; THE PLEDGED ASSETS AND THE MORTGAGE.

          The proceeds received by the Company from the sale of the Notes together with proceeds from the sale of the Company's unsecured Senior Notes Due 2006 (the "UNSECURED NOTES"), will be applied to finance the acquisition of approximately 1700 acres of land located in Spencer County, Indiana (the "NEW FACILITY SITE"), and the construction on a portion of that site of a flat rolled carbon and stainless steel finishing facility consisting of a cold rolling mill, a hot dip galvanizing line, a continuous carbon and stainless steel pickling line, a stainless steel annealing and pickling line, hydrogen annealing facilities, a temper mill, and related storage, packaging and transportation facilities (collectively the "NEW FACILITY ASSETS"). The New Facility Site and the New Facility Assets are collectively called the "NEW FACILITY".

          The Notes will be secured by a Mortgage, Security Agreement, Assignment of Rents and Fixtures Filing dated on or before the date of the First Closing, substantially in the form of Exhibit 1.2(a) (the "ORIGINAL MORTGAGE"), from the Company to the Collateral Agent named below covering, inter alia, that
                                                               ----- ----
portion of the New Facility Assets that comprises the cold rolling mill and the hot dip galvanizing line (the "PLEDGED ASSETS"), the portion of the New Facility Site (consisting of approximately three acres) on which the Company intends to construct and install the Pledged Assets (the "PLEDGED ASSETS SITE"). NBD Bank, N.A., Indianapolis, Indiana, will act as collateral agent (the "COLLATERAL AGENT") pursuant to a Collateral Agency Agreement to be executed and dated on or before the date of the First Closing, substantially in the form of Exhibit 1.2(b) (the "COLLATERAL AGENCY AGREEMENT").

          Upon or immediately following Completion of the New Facility as contemplated by Section 9.7, the Company may be required to supplement the Original Mortgage to reflect any change in the location of the Pledged Assets Site from that shown in the Original Mortgage, and as may otherwise be necessary in order to describe more precisely the Pledged Assets, the Pledged Assets Site and any other Mortgaged Property acquired or constructed after the First Closing. The Original Mortgage as so supplemented from time to time is called the "MORTGAGE".

1.3.   THE PARENT GUARANTEE AND SUBSIDIARY GUARANTEES.

          (a) The Notes and the obligations of the Company hereunder and under the Other Agreements will be unconditionally guaranteed by Holding pursuant to a parent guarantee contained in Section 14 of this Agreement and the Other Agreements (the "PARENT GUARANTEE").

          (b) The obligations of the Obligors hereunder and under the Other Agreements (including without limitation the obligations of Holding under the Parent Guarantee) and the Notes will be unconditionally guaranteed by each Person that after the date of this Agreement becomes a Subsidiary (other than a Non-Recourse Subsidiary) and by each Person that is a Subsidiary (other than a Non-Recourse Subsidiary) on the date of this Agreement if such Subsidiary becomes a guarantor of any Debt of an Obligor after the date of this Agreement, pursuant to a subsidiary guarantee substantially in the form of Exhibit 1.3 (individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES").

2.     SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at one or more of the Closings provided for in Section 3, Notes of the series and in the principal amount or amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

          Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at one or more of such Closings to each of the Other Purchasers of Notes of the series and in the principal amount or amounts specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSINGS.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at 10:00 a.m., New York time, at three closings (individually a "CLOSING" and respectively the "FIRST CLOSING", the "SECOND CLOSING" and the "THIRD CLOSING"). The First Closing shall be on June 16, 1997, or such other Business Day thereafter on or prior to June 30, 1997 as may be agreed to by the Company and you (if you are purchasing Notes at such Closing) and the Other Purchasers then purchasing Notes. The Second Closing shall be on September 16, 1997, or such other Business Day on or prior to September 30, 1997 as may be agreed to by the Company and you (if you are purchasing Notes at such Closing) and the Other Purchasers then purchasing Notes. The Third Closing shall be on December 16, 1997, or such other Business Day on or prior to December 31, 1997 as may be agreed to by the Company and you (if you are purchasing Notes at such Closing). At each Closing for your purchase of Notes the Company will deliver to you a single Note of the series to be purchased by you at such Closing (or such greater number of Notes of that series, in denominations of at least $500,000, as you may request, in an aggregate principal amount equal to the principal amount of Notes to be purchased by you at such Closing), dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you of the purchase price therefor by wire transfer of immediately available funds to PNC Bank Ohio, ABA No. 042-000398, for the Company's account number 4110350675.

          If the Company shall fail to tender the Notes to be purchased by you at any Closing on or before the last date specified above in this Section 3 for such Closing, or if any of the conditions specified in Section 4 with respect to such Closing shall not have been fulfilled to your satisfaction on or before the last date specified above for such Closing, you shall be relieved of all further obligations to purchase Notes under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment (including without limitation pursuant to Section 8.3).

4.     CONDITIONS TO CLOSINGS.

4.1.   FIRST CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the First Closing is subject to the fulfillment to your satisfaction, prior to or at the First Closing, of the following conditions:

          (a) Officer's Certificates.  The Company shall have
              ----------------------
     delivered to you an Officer's Certificate, dated the date of the First Closing, certifying that the conditions specified in paragraphs (d), (f) and (g) of this Section 4.1 and paragraphs (a), (b) and (c) of Section 4.2 have been fulfilled. The Company shall have also delivered to you a certificate of the Secretary or an Assistant Secretary of each of the Obligors certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements, the Collateral Agency Agreement and the Mortgage, as applicable.

          (b) Opinions of Counsel.  You shall have received opinions in form and
              -------------------
     substance satisfactory to you, dated the date of the First Closing, (i) from Weil Gotshal & Manges LLP, special counsel for the Obligors, substantially in the form set forth in Exhibit 4.1(b)(1) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and each Obligor hereby instructs its counsel to deliver such opinion to you), (ii) from John G. Hritz, Esq., General Counsel of each of the Obligors, substantially in the form set forth in Exhibit 4.1(b)(2) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and each of the Obligors hereby instructs its counsel to deliver such opinion to you), (iii) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(b)(3) and covering such other matters incident to such transactions as you may reasonably request and (iv) from Bingham Summers Welsh & Spilman, your special Indiana counsel, substantially in the form set forth in Exhibit 4.1(b)(4) and covering such other matters incident to such transactions as you may reasonably request.

          (c) Private Placement Numbers.  A Private Placement Number issued by
              -------------------------
     Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

          (c) Changes in Corporate Structure.  Neither Obligor shall have
              ------------------------------
     changed its jurisdiction of incorporation or been a party to any merger or consolidation (other than a merger or consolidation involving solely the Company and Holding, in accordance with the provisions of Section 10.7 and subject to modifications hereof, of the Other Agreements and of the documents and instruments contemplated hereby and thereby necessary or advisable in light of such transaction) or shall have succeeded to all or any substantial part of the liabilities of any other entity (whether or not the transaction would be permitted by Section 10.7, except as expressly permitted in this paragraph) at any time following the date of the most recent financial statements referred to in Schedule 5.5 or theretofore furnished to you pursuant to Section 7.1.

          (e) Collateral Agency Agreement.  The Collateral Agency Agreement
              ---------------------------
     shall have been duly executed and delivered in the form hereinabove recited, shall be in full force and effect and you shall have received a counterpart thereof executed by the Collateral Agent.

          (f) Original Mortgage, etc.  Each of the following shall have
              -----------------------
     occurred:

                (i) the Original Mortgage shall have been duly executed, acknowledged and delivered by the Company substantially in the form hereinabove recited, with such changes as may be necessary to comply with local law as advised by Indiana counsel, and duly recorded in all places necessary to perfect the Lien purported to be created thereby;

                (ii) proper Financing Statements (Forms UCC-1 and UCC-2) shall have been duly executed and filed under the Uniform Commercial Code in all jurisdictions as may be necessary to perfect the Lien created by the Original Mortgage (to the extent such perfection can be completed by filing);

                (iii) at least 15 days prior to the date of the First Closing the Company shall have provided your special counsel and your special Indiana counsel, for information purposes, with copies of all available title insurance policies and surveys (whether as-built, perimeter or otherwise) that the Company shall have obtained in respect of the Pledged Asset Site or the New Facility Site and all environmental assessments, reports or audits that the Company shall have obtained in respect of the New Facility or the New Facility Site.

                (iv) one or more mortgagee policies of title insurance issued by the insurer or insurers which issued the policy or policies of title insurance to the Company in connection with the acquisition of the New Facility Site, and in face amounts not less than $10,000,000 in the aggregate, together with all endorsements thereto reasonably required by the Collateral Agent, insuring the Collateral Agent that the Mortgage constitutes a valid first mortgage on the Pledged Asset Site and the Pledged Assets constituting improvements to said Site, and showing that title to the Pledged Asset Site is vested in the Company, subject only to Permitted Liens, together with evidence that the premiums for such policies and endorsements have been paid in full.

          (g) Issuance of Unsecured Notes.  At least $550,000,000 aggregate
              ---------------------------
     principal amount of Unsecured Notes shall have been issued and sold by the Company.

4.2.   CONDITIONS TO EACH CLOSING.

          Your obligation to purchase and pay for the Notes to be purchased by you hereunder at any Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following additional conditions:

          (a) Performance; No Default.  Each Obligor shall have performed all
              -----------------------
     agreements required on its part to be performed under this Agreement on or prior to the date of such Closing; and No Default or Event of Default shall have occurred and been continuing.

          (b) Representations and Warranties.  The representations and
              ------------------------------
     warranties of the Obligors in this Agreement shall be correct when made and correct in all material respects at the time of such Closing.

          (c) Progress on New Facility.  After giving effect to the issuance of
              ------------------------
     Notes at such Closing, the aggregate amount of the Company's cumulative expenditures for, and then remaining contractual commitments in respect of, the New Facility shall exceed 200% of the unpaid principal amount of the Notes then outstanding.

          (d) Proceedings and Documents.  All corporate and other proceedings in
              -------------------------
     connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

          (e) Purchase Permitted By Applicable Law, etc.  On the date of such
              ------------------------------------------
     Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation then in effect but not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

          (f) Sale of Notes to Other Purchasers.  The Company shall sell to the
              ---------------------------------
     Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at or before such Closing as specified in Schedule A.

          (g) Payment of Special Counsel Fees.  Without limiting the provisions
              -------------------------------
     of Section 16.1, the Company shall have paid on or before the date of such Closing the fees, charges and disbursements of your special counsel and special Indiana counsel referred to in Section 4.1(b) to the extent reflected in statements of such counsel rendered to the Company at least one Business Day prior to such Closing.

          (h) Subsidiary Guarantees.  The Company shall have provided a
              ---------------------
     Subsidiary Guarantee, to be dated as of a date on or before such Closing, from each Person required to execute a Subsidiary Guarantee pursuant to
     Section 1.3(a) or 9.6.

4.3.   ADDITIONAL CONDITIONS TO SECOND AND THIRD CLOSING.

          Your obligation to purchase and pay for the Notes to be purchased by you hereunder at the Second or Third Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following additional conditions:

          (a) Officer's Certificates.  The Company shall have delivered to you
              ----------------------
     an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in paragraphs (a), (b) and (c) of Section 4.2 have been fulfilled.

          (b) Opinions of Counsel.  You shall have received opinions in form and
              -------------------
     substance satisfactory to you, dated the date of such Closing, (i) from Weil, Gotshal & Manges LLP, special counsel for the Obligors, substantially in the form set forth in Exhibit 4.3(b)(1) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and each Obligor hereby instructs its counsel to deliver such opinion to you), and (ii) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.3(b)(2) and covering such other matters incident to such transactions as you may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

          The Obligors jointly and severally represent and warrant to you that:

5.1.   ORGANIZATION; POWER AND AUTHORITY.

          Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and (in the case of the Company) the Notes, the Collateral Agency Agreement and the Mortgage and to perform the provisions hereof and thereof. Holding does not engage in any business and does not own any assets other than the outstanding common stock of the Company.

5.2.   AUTHORIZATION, ETC.

          This Agreement, the Other Agreements, the Notes, the Collateral Agency Agreement and the Mortgage have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and the Mortgage will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and (b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of Holding and constitute legal, valid and binding obligations of Holding enforceable against Holding in accordance with their terms, except as such enforceability may be limited as aforesaid.

Disclosure.

          The Company, through its agent, CS First Boston Corporation has delivered to you a copy of a Direct Placement Memorandum dated October 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries and the New Facility. The Memorandum and the documents listed in Schedule 5.3 (together with the Memorandum, the "DISCLOSURE DOCUMENTS"), all of which have been delivered to you by or on behalf of the Company, as supplemented by the representations and warranties contained in this Section 5, and the financial statements listed in Schedule 5.5, taken as a whole, do not as of the date hereof (or as of the date of such Disclosure Document in the case of documents of Holding filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES, ETC.

          (a) Schedule 5.4 contains (except as noted therein) a complete and correct list as of the date of this Agreement of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, whether it constitutes a Non-Recourse Subsidiary and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Holding, the Company and each other Subsidiary,
(ii) Affiliates, other than Subsidiaries and other than Persons which are Affiliates of the Company solely by virtue of their ownership of non-voting equity securities of Holding, and (iii) directors and executive officers. The Company is a Wholly-Owned Subsidiary of Holding and the only direct Subsidiary of Holding. The Obligors agree to furnish you with a supplement to Schedule 5.4 prior to each Closing for your purchase of Notes and the representations in this
Section 5.4 as of each such Closing shall be deemed to be made with respect to
Schedule 5.4 as so supplemented prior to the date of such Closing.

          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   FINANCIAL STATEMENTS.

          The Company has delivered to you copies of the consolidated financial statements of Holding and its consolidated Subsidiaries (including the Company) listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of Holding and its consolidated Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement, the Notes, the Collateral Agency Agreement and the Mortgage and by Holding of this Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien of the Mortgage) in respect of any property of Holding, the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which Holding, the Company or any of its Subsidiaries is bound or by which Holding, the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to Holding, the Company or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Holding, the Company or any of its Subsidiaries.

5.7.   GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement, the Notes, the Collateral Agency Agreement or the Mortgage, by Holding of this Agreement or by any Guarantor Subsidiary of its Subsidiary Guarantee, except filings and recordings in respect of the Mortgage as contemplated by Section 9.7(d).

5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Obligors, threatened against or affecting Holding, the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither Holding, the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   TAXES.

          Holding and its Subsidiaries (including the Company) have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Holding or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Obligors know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Holding and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The consolidated Federal income tax returns of Holding and its consolidated Subsidiaries for the fiscal years ended December 31, 1994 and December 31, 1995 are currently being audited by the Internal Revenue Service.

5.10.  TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties, except for imperfections and defects in title as to such real or other property as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such title being in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, proprietary software, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, proprietary software, trademark, trade name or other intangible intellectual property right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, proprietary software, trademark, trade name or other intangible intellectual property right owned or used by the Company or any of its Subsidiaries and that is Material.

5.12.  COMPLIANCE WITH ERISA.

          (a) The Company and each of its ERISA Affiliates has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The present value of the aggregate accrued benefits under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such accrued benefits. The actuarial assumptions specified in such actuarial valuation report are reasonable in the aggregate, and no event has occurred since the end of any such Plan's most recently ended plan year which would materially adversely affect the funded status of such plan as described in such actuarial valuation report.

          (c) Neither the Company nor any ERISA Affiliate has incurred withdrawal liabilities (or is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans, which liabilities, individually or in the aggregate, would reasonably be expected to have a

Material Adverse Effect.

          (d) Neither Obligor is a party in interest with respect to any employee benefit plan disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes at any Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code), that could subject an Obligor or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Obligors in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  PRIVATE OFFERING BY THE OBLIGORS.

          Neither Obligor nor anyone acting on its or their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than six other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither Obligor nor anyone acting on its or their behalf has taken, or will take, any action that would subject the offering or sale of the Notes by the Obligors to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the net proceeds of the sale of the Notes to finance the acquisition, construction and installation of the New Facility. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.  EXISTING DEBT; FUTURE LIENS.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) as of November 30, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or such Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any such Debt of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Holding has no outstanding Debt except guarantees of Debt listed in Schedule 5.15.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          Neither Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  ENVIRONMENTAL MATTERS.

          The Company has received no notice of any claim, and to its knowledge no proceeding has been instituted raising any claim, against Holding, the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in Schedule 5.18,

          (a) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by Holding, the Company or any of its Subsidiaries or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1.   PURCHASE OF NOTES.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes under the Securities Act.

6.2.   SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you at any Closing hereunder:

          (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of such Closing; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to you (so long as you are obligated to purchase Notes hereunder and thereafter so long as you shall hold any of the Notes) and to each other holder of Notes that is an Institutional Investor:

          Quarterly Statements -- within 45 days after the end of each fiscal
          --------------------
     quarter in each fiscal year of the Company (other than the last quarter of each such fiscal year), duplicate copies of

                (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, and

                (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of Holding (or the Company, if the Company shall become subject to the reporting obligations under Section 13 of the Exchange Act) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such Report otherwise meets the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal
              -----------------
     year of the Company and, duplicate copies of

                (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year, and

                (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Annual Report on Form 10-K for such fiscal year (together with the annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) of Holding (or the Company, if the Company shall become subject to the reporting obligations under Section 13 of the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such Report otherwise meets the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available,
              ---------------------
     one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor or any Subsidiary (other than a Non-Recourse Subsidiary) generally to its shareholders or to its creditors (other than Holding, the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement which becomes effective (other than on Form S-8 or any successor form thereto and, except as expressly requested by such holder, without exhibits), and each prospectus (other than a re-offer prospectus under a registration statement on Form S-8) and all amendments thereto filed by either Obligor or any Subsidiary (other than a Non-Recourse Subsidiary) with the Securities and Exchange Commission and of each press release and other statement made available generally by either Obligor or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any
              -------------------------------------
     event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after
              -------------
     a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which 30-day notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event
              -----------------------------------
     within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to be Material to the Pledged Assets or to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other
              ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to construction of the New Facility or the ability of the Company to perform its obligations hereunder and under the Notes and the Mortgage or relating to the ability of Holding to perform its obligations under the Parent Guarantee or a Guarantor Subsidiary to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by you or any such holder of Notes.

7.2.   OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance; Progress on New Facility -- (i) the
              ---------------------------------------------
     information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.10, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and (ii) prior to Completion, a brief summary of construction progress to date on the New Facility and any material changes in the construction schedule or budget (including a brief explanation of any such material changes); and

          (b) Default -- a statement that such Senior Financial Officer has
              -------
     reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(B)    INSPECTION.

          The Company shall permit your representative (so long as you are obligated to purchase Notes hereunder and thereafter so long as you shall hold any of the Notes) and the representatives of each other holder of Notes that is an Institutional Investor (in each case in addition to inspection rights contained in the Mortgage):

          (a) No Default -- if no Default or Event of Default then exists, at
              ----------
     the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers of the Company, and (with the consent of the Company, which consent will not be unreasonably withheld) its (or Holding's) independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the Company's principal facilities (including the New Facility), all at such reasonable times and as often as may be reasonably requested in writing, provided that, without the prior written consent of the Company, which consent will not be unreasonably withheld, neither you nor any such holder shall visit any such properties of the Company more frequently than once during any calendar year which commences after Completion; and

          (b) Default -- if a Default or Event of Default then exists, at the
              -------
     expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), during normal business hours and as often as may be requested.

8.     PREPAYMENT OF THE NOTES.

          In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Company will make required, and may make optional, prepayments in respect of the Notes as hereinafter provided.

8.1.   REQUIRED PREPAYMENTS.

          On December 16, 2001, December 16, 2002 and December 16, 2003 the Company will prepay an aggregate principal amount of the Notes of each series equal to 25% of the aggregate principal amount (rounded to the nearest $1,000) of Notes of such series originally issued under this Agreement and the Other Agreements (or such lesser principal amount of the Notes of any series as shall then be outstanding), such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.5, provided that upon any partial prepayment of the Notes of any series pursuant to Section 8.2, 8.3 or 8.4, the principal amount of each required prepayment of the Notes of such series becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such series is reduced as a result of such prepayment.

8.2.   OPTIONAL PREPAYMENTS; MAKE-WHOLE COMPUTATIONS.

          The Company may, at its option and upon notice as provided below, prepay at any time after the Third Closing all, or from time to time any part of, the Notes (in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount for the Notes of each series determined for the prepayment date with respect to such principal amount to be prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business
Day), the aggregate principal amount of the Notes of each series to be prepaid on such date, the principal amount and series of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.5) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Each prepayment pursuant to this Section 8.2 shall be applied to all outstanding Notes (irrespective of series). Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.

          Two Business Days prior to any prepayment of Notes pursuant to this Agreement, the Company will deliver to each holder of the Notes being prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amounts as of the specified prepayment date.

8.3.   PREPAYMENT IN CONNECTION WITH FAILURE OF SECOND OR THIRD CLOSING.

          If as of the last day specified in Section 3 for the Second or Third Closing the purchases of Notes contemplated to be made at such Closing shall not be made, other than by reason of the failure to satisfy the condition specified in Section 4.2(f), the Company will give prompt written notice thereof to the holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 8.3, (b) describe the circumstances of such failed Closing in reasonable detail and specify the Special Prepayment Date and the Special Prepayment Response Date (as respectively defined below) in respect thereof, (c) offer to prepay all Notes at the price specified below on the date therein specified (the "SPECIAL PREPAYMENT DATE"), which shall be a Business Day not less than 15 nor more than 30 days after the date of such notice and (d) specify the estimated Make-Whole Amount (if any) for the Notes of each series that is applicable in connection with such prepayment (calculated as if the date of such notice were the Special Prepayment Date), including details of such calculations. Each holder of a Note will notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company at least five days prior to the Special Prepayment Date (the "SPECIAL PREPAYMENT RESPONSE DATE") except that the failure by any such holder to respond in writing to such offer on or before the Special Prepayment Response Date shall be deemed to be a rejection of such offer by such holder in respect of such failed Closing.

          On the Special Prepayment Date the Company will prepay all of the Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Special Prepayment Date, plus the Make-Whole Amount for such Note.

          If any holder shall reject such offer in respect of a failed Closing, such holder shall be deemed to have waived its rights under this Section 8.3 to require prepayment of all Notes held by such holder in respect of such Closing.

8.4.   PREPAYMENT IN CONNECTION WITH A CHANGE IN CONTROL

          Within 30 days after the occurrence of a Change in Control, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 8.4, (b) describe the Change in Control in reasonable detail and specify the Change in Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (c) offer to prepay all Notes at the price specified below on the date therein specified (the "CHANGE IN CONTROL PREPAYMENT DATE"), which shall be a Business Day not less than 45 nor more than 60 days after the date of such notice. Each holder of a Note will notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company at least five days prior to the Change in Control Prepayment Date (the "RESPONSE DATE"), except that the failure by any such holder to respond in writing to such offer on or before the Response Date shall be deemed to be a rejection of such offer by such holder in respect of such Change in Control.

          On the Change in Control Prepayment Date the Company will prepay all of the Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Change in Control Prepayment Date, plus a premium equal to 1% of such principal amount.

          If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this Section 8.4 to require prepayment of all Notes held by such holder in respect of such Change in Control but not in respect of any subsequent Change in Control.

8.5.   ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each required partial prepayment of the Notes of any series pursuant to Section 8.1, the principal amount of the Notes of such series to be prepaid shall be allocated among all the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof and in the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all the Notes at the time outstanding in proportion as aforesaid.

8.6.   MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.   PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

Make-Whole Amount.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 1.00% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the

     Settlement Date with respect to such Called Principal, on the Bloomberg Financial Markets News screen Px (bid side) or the equivalent screen provided by Bloomberg Financial Markets News (or any nationally recognized publicly available on-line source of similar market data) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
     H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called

     Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.     AFFIRMATIVE COVENANTS.

          The Company, and Holding to the extent specifically provided, jointly and severally covenant that so long as you shall be obligated to purchase Notes hereunder and thereafter so long as any of the Notes are outstanding:

9.1.   COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.   INSURANCE.

          Without limiting any specific requirements of the Mortgage, the Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to the New Facility and their respective other properties and businesses against such casualties and contingencies, of such types, including business interruption, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is both
(a) customary for integrated carbon steel producers of established reputation in the United States and (b) consistent with the Company's past practices. In furtherance of the foregoing the Company and its Subsidiaries will maintain insurance coverages as to the same risks as are insured by and in amounts not substantially less than the existing coverages (including without limitation as to business interruption) described in Schedule 9.2(a) and coverages for the New Facility as to the same risks as are insured by and in amounts not substantially less than the coverages described in Schedule 9.2(b) (including without limitation as to business interruption).

9.3.   MAINTENANCE OF PROPERTIES.

          Without limiting the requirements of the Mortgage with respect to the Mortgaged Property, the Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.   PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   CORPORATE EXISTENCE, ETC.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.   SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTEES.

          Forthwith after any Person becomes a Subsidiary (other than any Non-Recourse Subsidiary) after the date of this Agreement or any Person that is a Subsidiary (other than a Non-Recourse Subsidiary) on the date of this Agreement becomes a guarantor of any Debt of an Obligor after the date of this Agreement (if such Person is then a Subsidiary), the Company will cause such Person to execute and deliver a Subsidiary Guarantee and promptly and in any event within ten Business Days thereafter the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee, together with an opinion of Weil Gotshal & Manges LLP or other counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms. The Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof. Any Subsidiary the Equity Interests of which are being disposed of in an Asset Disposition in accordance with the provisions of Section 10.5 shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this sentence shall not apply (a) if a Default or Event of Default has occurred and is continuing either before or after giving effect to such Asset Disposition, (b) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee or (c) to a Subsidiary which at the time is a guarantor of any other Debt of the Company or another Subsidiary party to a Subsidiary Guarantee that is not also concurrently being released.

9.7.   COMPLETION OF THE NEW FACILITY; PLEDGED ASSETS, ETC.

          In order for the Company or a Significant Subsidiary that is a Guarantor Subsidiary to be permitted to create, assume, incur or suffer to exist any Lien upon or with respect to Inventory pursuant to Section 10.2(i), and in any event within six months after Completion, the Company shall have fulfilled the following additional conditions (the latest date as of which such conditions are fulfilled is called the "COMPLETION CERTIFICATION DATE"):

          (a) Completion of New Facility.  The Company shall have acquired all
              --------------------------
     real property interests which are required for the ownership and operation of the New Facility; and the

     Pledged Assets shall have been completed and installed and commercial production from the Pledged Assets, substantially as described in the Memorandum, shall have commenced (fulfillment of this condition is called "COMPLETION").

          (b) Authorizations, Etc.  All material authorizations, consents,
              -------------------
     approvals, waivers, exemptions, variances, franchises, permissions, permits and licenses of, and filings or declarations with, all Governmental Authorities as are legally necessary in connection with the construction, ownership and operation of the New Facility shall have been obtained or made, shall be valid, in full force and effect, and not subject to appeal or review.

          (c) Pledged Assets Cost.  The Collateral Agent and the holders of the
              -------------------
     Notes shall have been furnished with a letter or certificate addressed to them from a nationally recognized independent accounting firm stating that the aggregate amount expended by the Company for the then existing Pledged Assets is equal to or greater than 200% of the unpaid principal amount of the Notes at the time outstanding.

          (d) The Mortgage.  The Original Mortgage, as supplemented, and all
              ------------
     necessary recordings and filings shall have been done in connection with the Mortgage in order to perfect, preserve and protect the Lien (and the priority thereof) created or intended to be created thereby and all taxes, fees and other charges payable in connection with the recordation of the Mortgage shall have been paid.

          (d) Survey.  The Collateral Agent shall have received an "as-built"
              ------
     survey of the Pledged Asset Site (a copy of which shall have been received by your special counsel and special Indiana counsel at least five days prior to Completion Certification Date) made by a licensed surveyor reasonably satisfactory to the Required Holders and certified to the holders of the Notes and the Collateral Agent, showing access to the Pledged Asset Site from an open public road by a valid and enforceable easement and showing all improvements thereon constituting any part of the Pledged Assets and no encroachments thereon (other than by other portions of the New Facility) or encroachments by said improvements on adjoining property (except for Permitted Liens) and showing no other state of facts (other than the existence of Permitted Liens) which would render title to the New Facility Site or the Pledged Asset Site and the Pledged Assets unmarketable.

          (f) Insurance.  At least five days prior to the Completion
              ---------
     Certification Date your special counsel shall have received: (i) an Officer's Certificate, setting forth the insurance obtained by the Company in respect of the New

     Facility and stating that such insurance is in full force and effect and in compliance with Section 9.2 and the Mortgage, all premiums then due thereon have been paid and (ii) a written report, dated reasonably near the Completion Certification Date, of a firm of independent insurance brokers of nationally recognized standing, which may be a firm regularly engaged by the Company to implement its risk management program, as to such insurance and stating that, in their opinion, such insurance is in compliance with the provisions of Section 9.2 and the Mortgage and is comparable in all respects with insurance carried by responsible owners and operators of properties similar to the New Facility.

          (g) Legal and Environmental Matters.  The New Facility shall be in
              -------------------------------
     substantial compliance with the requirements of all laws, ordinances, rules, regulations and agreements applicable thereto, including without limitation all Environmental Laws.

          (h) No Default.  No Default or Event of Default shall have occurred
              ----------
     and be continuing as of the Completion Certification Date.

          (i) Officer's Certificate.  The Company shall have delivered to each
              ---------------------
     holder of the Notes and the Collateral Agent an Officer's Certificate, dated the Completion Certification Date, certifying that the conditions specified in paragraphs (a), (b), (c), (d), (g) and (h) above have been satisfied.

          (j) Opinions of Counsel.  If a supplement to the Original Mortgage is
              -------------------
     executed and delivered as aforesaid in connection with Completion, each holder of the Notes and the Collateral Agent shall have received an opinion in form and substance reasonably satisfactory to the Required Holders, dated the Completion Certification Date, from counsel for the Company as to the due authorization, execution and delivery of such supplement and the enforceability of the Mortgage (subject only to customary exceptions, qualifications and limitations).

10.    NEGATIVE COVENANTS.

          The Obligors jointly and severally covenant that so long as you shall be obligated to purchase Notes hereunder and thereafter so long as any of the Notes are outstanding:

10.1.  SUBSIDIARY DEBT.

          The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Debt or issue any Preferred Equity Interests, except:

          (a) Debt secured by Liens permitted by clauses (b) through (k) of
     Section 10.2;

          (b) Debt or Preferred Equity Interests issued to and held by the Company or a Wholly-Owned Subsidiary;

          (c) Debt or Preferred Equity Interests of a Person outstanding on the date on which such Person becomes a Subsidiary (other than Debt or Preferred Equity Interests issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person becomes a Subsidiary);

          (d) Debt or Preferred Equity Interests issued in exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Equity Interests outstanding on the date of this Agreement or referred to in clause (a) or (c) above, provided that (i) the principal amount or liquidation value, as applicable, of such Debt or Preferred Equity Interests so issued shall not exceed the principal amount or the liquidation value, as applicable, of the Debt or Preferred Equity Interests so exchanged, refunded or refinanced and (ii) the Debt or Preferred Equity Interests so issued (A) shall have a Stated Maturity later than the Stated Maturity of the Debt or Preferred Equity Interests being exchanged or refinanced and (B) shall have Remaining Average Life equal to or greater than the Remaining Average Life of the Debt or Preferred Equity Interests being exchanged or refinanced;

          (e) Non-Recourse Debt or Preferred Equity Interests of a Non-Recourse Subsidiary;

          Guarantees by any Guarantor Subsidiary in respect of the Notes or any other Debt of the Company; and

          (g) other Debt, provided that after giving effect to the incurrence of any such Debt, the sum (without duplication) of (i) the aggregate amount of Debt of all Subsidiaries (other than Debt owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary and Subsidiary Guarantees in respect of the Notes) plus (ii) the aggregate amount of Debt secured by Liens permitted by Section 10.2(l) plus (iii) the aggregate Attributable Debt in respect of sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of this Agreement (exclusive of transactions permitted by Section 10.3(a)) does not exceed 15% of Adjusted Consolidated Capitalization.

          For purposes of this Section 10.1, a Subsidiary shall be deemed to have incurred Debt or issued Preferred Equity Interests in respect of any Debt previously owed to, or any

Preferred Equity Interest previously held by, the Company or a Wholly-Owned Subsidiary on the date the obligee or holder ceases for any reason to be the Company or a Wholly-Owned Subsidiary.

10.2.  LIENS.

          The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders after a reasonable opportunity to review such documentation) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Debt and other obligations to be secured thereby for so long as such Debt or other obligations are so secured, provided that if such Debt or other obligation is subordinated the Lien securing such Debt or other obligation shall be subordinated and junior to the Lien securing the Notes with the same or lesser relative priority as such subordinated obligation shall have with respect to the Notes. The foregoing shall not prohibit (subject, however, to the final paragraph of this Section):

          (a) Liens in respect of property of the Company or a Subsidiary existing on the date of this Agreement and described in Schedule 5.15;

          (b) the Mortgage and other Liens securing the Notes;

          (c) Liens in respect of property acquired or constructed by the Company or a Subsidiary after the date of this Agreement, which are created at the time of or within 90 days after acquisition or completion of construction of such property to secure Debt assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided in any such case that

                (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

                (ii) the aggregate principal amount of Debt secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

          (d) Liens in respect of property acquired by the Company or a Subsidiary after the date of this Agreement, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of this Agreement becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

          (e) Liens securing Debt owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

          (f)  Permitted Liens;

          (g) Liens securing Debt issued to refinance Debt which has been secured by a Lien otherwise permitted by this Section 10.2, provided that no such Lien extends to or covers any property of the Company or any Subsidiary not securing the Debt so refinanced, and the principal amount (or accreted value) of the Debt so secured is not increased except as otherwise permitted pursuant to this Section 10.2;

          (h) Liens on the Accounts Receivable of the Company or any Significant Subsidiary that is a Guarantor Subsidiary securing Debt under a Permitted Credit Facility;

          (i) after Completion of the Pledged Assets and subject to compliance with the requirements of Section 9.7, Liens on Inventory of the Company or any Significant Subsidiary that is a Guarantor Subsidiary securing Debt under a Permitted Credit Facility, provided that any Lien on Intangible Property included in such Inventory shall limit the rights of the holder of such Lien with respect to Intangible Property to the use of such Intangible Property to manufacture, process and sell other Inventory with respect to which such holder has a Lien;

          (j) Liens securing industrial revenue or pollution control bonds issued by the Company, provided that (i) the aggregate principal amount of Debt secured by such Liens in respect of any property financed shall not exceed the lesser of cost or fair market value, as determined in good faith by the Board of Directors of Holding, of such property and (ii) no such Lien shall extend to or cover any other property of the Company or any of its Subsidiaries;

          (k) Liens on the Equity Interests or property of a Non-Recourse Subsidiary securing Non-Recourse Debt of such Non-Recourse Subsidiary; and

          (l) Liens which would otherwise be prohibited by clauses (a) through
     (k) above unless the Notes are equally
     and ratably secured as aforesaid, provided that after giving effect to the incurrence of the Debt secured by any such Lien, the sum (without duplication) of (i) the aggregate amount of Debt secured by such Liens and all other Liens (exclusive of Liens permitted by clauses (a) through (k) above) plus (ii) the aggregate Attributable Debt in respect of sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of this Agreement (exclusive of transactions permitted by Section 10.3(a)) plus (iii) the aggregate amount of Debt of Subsidiaries (other than Debt owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary and Subsidiary Guarantees in respect of the Notes) does not exceed 15% of Adjusted Consolidated Capitalization.

          For purposes of this Section 10.2, a Subsidiary shall be deemed to have created Liens in respect of any Debt previously owed to the Company or a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary.

          Notwithstanding the foregoing provisions, the Company will not and will not permit any Subsidiary to create, assume or suffer to exist any Liens on the Pledged Assets and the Mortgaged Property other than Permitted Liens and Liens securing only the Notes.

10.3.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          The Company will not and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary, unless the lease is between the Company and a Wholly-Owned Guarantor Subsidiary or between Wholly-Owned Guarantor Subsidiaries;

          (b) an amount equal to the proceeds from such transaction are applied within 90 days after such transaction to prepay Debt (which repayment may, but need not, include prepayment of Notes pursuant to Section 8.2);

          (c) the Company or a Subsidiary could create a Lien under clauses (b) through (k) of Section 10.2 on such property to secure Debt in an amount at least equal to the Attributable Debt in respect of such transaction; or

          (d) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the sum (without duplication) of (i) the aggregate unpaid amount of Debt secured by Liens permitted by Section 10.2(l) plus (ii)
     the aggregate unpaid amount of Debt of Subsidiaries (other than Debt owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary and Subsidiary Guarantees in respect of the Notes) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of this Agreement (exclusive of transactions permitted by clause (a) above), does not exceed 15% of Adjusted Consolidated Capitalization.

10.4.  MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS.

          (a) The Company will not permit Consolidated Net Worth at any time to be less than the sum of (i) $500,000,000 plus (ii) 25% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending after December 31, 1996) for which Consolidated Net Income is positive.

          (b) The Company will not permit Consolidated Debt to exceed (i) 65% of Consolidated Capitalization at any time during the period commencing on the date of the First Closing and ending on December 31, 2001 or (ii) 55% of Consolidated Capitalization at any time thereafter.

10.5.  ASSET DISPOSITIONS.

          The Company will not and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, make any Asset Disposition other than

          (a) Asset Dispositions of Pledged Assets to the extent permitted by the Mortgage; or

          (b) other Asset Dispositions not involving the Pledged Assets, provided that in each case immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

                (ii) the aggregate net book value of property or assets disposed of in such Asset Disposition and all other Asset Dispositions by the Company and its Subsidiaries during the immediately preceding twelve months does not exceed 15% of Consolidated Capitalization (as of the last day of the quarterly accounting period ending on or most recently prior to the last day of such twelve month period), and provided further that for purposes of clause (ii) above there shall be excluded the net book value of property or assets disposed of in an Asset Disposition if and to the extent such Asset Disposition is made for cash, payable in full upon the completion of such Asset Disposition, and an amount equal to the net proceeds realized upon such Asset Disposition is applied by the Company or such Subsidiary, as the case may be, (x) within one year after the effective date of such Asset Disposition to reinvest in similar categories of property or assets for use in the business of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) or (y) within 90 days after the effective date of such Asset Disposition to repay Debt (which repayment may, but need not, include prepayment of Notes pursuant to Section 8.2).

10.6.  LIMITATION ON RESTRICTED PAYMENTS.

          Holding will not and will not permit any Subsidiary of Holding to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, Equity Interests of Holding (except dividends or distributions payable solely in its Non-Convertible Equity Interests or in options, warrants or other rights to acquire its Non-Convertible Equity Interests and except dividends or distributions payable to the Company or a Wholly-Owned Guarantor Subsidiary),
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holding, (iii) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, Equity Interests of any Subsidiary of Holding (other than with respect to any such Equity Interests held by Holding or a Wholly-Owned Guarantor Subsidiary), (iv) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (v) make any Investment other than Permitted Investments (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment is called a "RESTRICTED PAYMENT") unless upon giving effect to such Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing, and

          (b) the aggregate amount of all Restricted Payments made or declared, directly or indirectly, during the period from October 1, 1996 to and including the date of such payment or declaration (the "COMPUTATION PERIOD") would not exceed the sum of

                (i) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 1996 through the last full fiscal quarter for which quarterly or annual financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus
                                                                      ----

                (ii) the aggregate Net Cash Proceeds received by Holding during the Computation Period from the issue or sale of its Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests and other than sales to a Subsidiary of Holding or an employee stock ownership plan or similar trust), plus
                                                           ----

                (iii) the aggregate Net Cash Proceeds received by Holding during the Computation Period from the issue or sale of its Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) to an employee stock ownership plan, provided that if such employee stock ownership plan issues any Debt only to the extent that any such proceeds are equal to any increase in Consolidated Net Worth resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Equity Interests, plus

                (iv) the amount by which Consolidated Debt is reduced on the Holding's balance sheet upon the conversion or exchange (other than by a Subsidiary of Holding) during the Computation Period of any Debt of the Company or any of its Subsidiaries convertible or exchangeable for Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) of Holding (less the amount of any cash, or other property, distributed by Holding or any of its Subsidiaries upon such conversion or exchange).

          The limitations on Restricted Payments in clause (b) above shall not prohibit: (A) any purchase or redemption of Equity Interests of Holding or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of Holding (other than Redeemable Equity Interests or Exchangeable Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan), provided that (x) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from clauses (b)(ii) and (b)(iii) above; (B) any purchase or redemption of Subordinated Obligations (other than Redeemable Equity Interests) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of Holding other than to a Subsidiary of Holding and provided that such Debt (x) shall be subordinated to the Notes to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (y) shall have a Stated Maturity later than the Stated Maturity of the Notes and (z) shall have a Remaining Average Life greater than the Remaining Average Life of the Notes and provided further that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (C) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 10.6, provided that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (D) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision, provided that such dividend shall be included in the calculation of the amount of Restricted Payments; (E) any repurchase by Holding of employee stock granted under an employee stock option plan, provided that the aggregate amount of such repurchases in any calendar year shall not exceed $5,000,000 (it being understood that the excess of any such amounts permitted to be expended under this subclause (E) during any calendar year over the amount actually expended during such period shall not be carried forward) and provided further that such repurchase shall be included in the calculation of the amount of Restricted Payments; or (F) any purchase, repurchase, redemption, defeasance or other acquisition by any Non-Recourse Subsidiary of Holding of Non-Recourse Debt of such Non-Recourse Subsidiary, provided that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments.

          The limitations on Restricted Payments in clause (b) above shall not prohibit the declaration and payment by Holding of one or more dividends on or before December 31, 1998 in an aggregate amount not to exceed $50,000,000, provided that all such dividends shall be excluded in the calculation of the amount of Restricted Payments.

10.7.  MERGER, CONSOLIDATION, ETC.

          The Obligors will not and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of Holding, the Company or a Subsidiary, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

          (b) in the case of any such transaction involving the Company, if the Company is not the continuing, surviving or acquiring corporation (the "SURVIVING CORPORATION"), the surviving corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Notes, the Collateral Agency Agreement and the Mortgage;

          (c) in the case of any transaction involving Holding, if the surviving corporation is not Holding, the surviving corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of all obligations of Holding under this Agreement (including the Parent Guarantee);

          (d) in the case of any such transaction involving a Subsidiary, if the surviving corporation is not the Company or such Subsidiary, the surviving corporation (i) shall be Controlled by the Company at least to the same extent as such Subsidiary and (ii) shall have executed and delivered to each holder of the Notes a Subsidiary Guarantee and otherwise complied with the requirements of Section 9.6;

          (e) the Company shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (f) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and, if such transaction involves a Change in Control, the Company shall have given notice in respect thereof and otherwise be in compliance with its obligations under Section 8.4 with respect to such Change in Control.

Notwithstanding the foregoing, a Subsidiary may consolidate with or merge with the Company or another Subsidiary (other than a Non-Recourse Subsidiary) or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to the Company or another Subsidiary (other than a Non-Recourse Subsidiary), provided that in the case of any such transaction with another Subsidiary, such other Subsidiary is Controlled by the Company at least to the same extent as such Subsidiary.

10.8.  TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Wholly-Owned Subsidiary that is not a Non-Recourse Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.9.  LINES OF BUSINESS.

          The Company will not and will not permit any Subsidiary to engage to any substantial extent in any business other than the business in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and business reasonably related thereto or in furtherance thereof. Holding will not engage in any business and will not own any assets other than the outstanding common stock of the Company.

10.10. LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES.

          (a) The Company will not and will not permit any Subsidiary to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or pay any Debt or other obligation owed to the Company or any Subsidiary, (ii) make any Investment in the Company or any Subsidiary or (iii) transfer any of its property or assets to the Company or any Subsidiary.

          (b) Notwithstanding paragraph (a) above, the Company may and may permit any Subsidiary to suffer to exist any such encumbrance or restriction:

           (i) pursuant to an agreement in effect at or entered into on the date of this Agreement and described on Schedule 5.15;

          with respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary) and outstanding on such date;

           (iii) pursuant to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause (i) or (ii) above or contained in any amendment to an agreement referred to in clause (i) or
     (ii) above, provided that the encumbrances and restrictions contained in any of such refinancing agreement or amendment are no less favorable to the holders of the Notes than encumbrances and restrictions contained in such agreements;

           (iv) consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

           (v) in the case of clause (iii) of this paragraph (a) above, restrictions contained in security agreements securing Debt of a Subsidiary otherwise permitted under this Agreement, to the extent such restrictions restrict the transfer of the property subject to such security agreements; and

           (vi) relating to a Non-Recourse Subsidiary.

11.    EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) default in the payment of any interest on any Note for more than ten Business Days after the same becomes due and payable; or

          (c) default in the performance of or compliance with any term contained in Section 7.1(d), 8.3, 8.4 or Sections 10.1 to 10.7, inclusive, or a Mortgage Default (as defined in the Original Mortgage), and, in the case of any such default under Section 10.4, such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof (if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default under Section 10.4 during such 30-day period); or

          (d) default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible

     Officer obtains knowledge of such default, or default in the performance of or compliance with any term contained in the Original Mortgage (other than a Mortgage Default) and such default is not remedied within 30 days after the Collateral Agent gives notice thereof to the Company; or

          (e) any representation or warranty made in writing by or on behalf of either Obligor or by any officer of either Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) Holding, the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt beyond any period of grace provided with respect thereto, or (ii) Holding, the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Debt), the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment, provided that the aggregate amount of Debt described in clauses (i), (ii) and (iii) above shall be at least $10,000,000; or

          (g) Holding, the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by Holding, the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Holding, the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of Holding, the Company and its Significant Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) a material provision of the Parent Guarantee, a Subsidiary Guarantee or the Mortgage shall cease to be in full force and effect and enforceable in accordance with its terms for any reason whatsoever or Holding, the Company or a Subsidiary or any Subsidiary (or any Person at its authorized direction or on its behalf) shall assert in writing that the Parent Guarantee or a Subsidiary Guarantee or the Mortgage is invalid or unenforceable for any reason whatsoever, or the Notes shall cease to be entitled to the benefits of the Mortgage for any reason; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan subject to Title IV of ERISA shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan subject to Title IV of ERISA or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan subject to Title IV of ERISA may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
     (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount for the Notes of each series determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000.

          You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a representation to the Company (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(e). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

13.3.  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PARENT GUARANTEE.

14.1.  GUARANTEE.

          (a) Guaranteed Obligations.  The Parent hereby unconditionally and
              ----------------------
irrevocably guarantees, as primary obligor and not merely as surety,

           (i) the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Company arising under this Agreement, the Other Agreements, the Mortgage and the Notes, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving either Obligor), Make-Whole Amount, fees, expenses, indemnification or otherwise, and the due and punctual performance and observance by the

     Company of all covenants, agreements and conditions on its part to be performed and observed under this Agreement, the Other Agreements, the Notes and the Mortgage.

The obligations guaranteed by this Parent Guarantee are sometimes called the "GUARANTEED OBLIGATIONS".

          Without limiting the generality of the foregoing, this Parent Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any holder of a Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

          (b) Guarantee Absolute.  This Parent Guarantee constitutes a present
              ------------------
and continuing guarantee of payment and not of collectability and the Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Other Agreements, the Mortgage and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any holder of a Note with respect thereto. The obligations of the Parent under this Parent Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Parent Guarantee, irrespective of whether any action is brought against the Issuer or any other Person liable for the Guaranteed Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The liability of the Parent under this Parent Guarantee shall be primary, absolute, irrevocable, and unconditional irrespective of:

           (i) any lack of validity or enforceability of any Guaranteed Obligation, this Agreement, the Other Agreements, the Notes, the Collateral Agency Agreement, the Mortgage or any agreement or instrument relating thereto;

           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, the Other Agreements, the Notes, the Collateral Agency Agreement, the Mortgage or this Parent Guarantee;

           (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Parent or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

           (v) any change, restructuring or termination of the corporate structure or existence of the Company or any other Subsidiary; or

           (vi) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or Holding.

          This Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any holder of a Note, or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

          (c) Waivers by the Parent.  The Parent hereby irrevocably waives, to
              ---------------------
the extent permitted by applicable law:

           (i) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guarantee;

           (ii) any requirement that any holder of a Note or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

           (iii) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any holder of a Note;

           (iv) any duty on the part of any holder of a Note to disclose to the Parent any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such holder; and

           (v) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Parent or any other Person.

14.2.  SUBROGATION AND CONTRIBUTION.

          The Parent shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any holder of a Note or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Parent hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of a Note or any other beneficiary to secure payment of the Guaranteed Obligations.

15.    PAYMENTS ON NOTES.

15.1.  PLACE OF PAYMENT.

          Subject to Section 15.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

15.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 15.2.

EXPENSES, ETC.

16.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay all costs and expenses (including reasonable attorneys' fees of your special counsel and your special Indiana counsel and, if reasonably required, other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Mortgage or the Collateral Agency Agreement (whether or not such amendment, waiver or consent becomes effective), including without limitation:
(a) the fees and expenses of ICF Kaiser Engineers Group for their due diligence analysis of the New Facility, (b) the costs and expenses incurred in connection with the satisfaction by the Company of the conditions specified in Section 9.7 in respect of Completion of the Pledged Assets, (c) the fees and expenses of the Collateral Agent, (d) all filing and recording fees and taxes in connection with the Mortgage, (e) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Mortgage or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Mortgage or the Collateral Agency Agreement, or by reason of being a holder of any Note, and (f) the costs and expenses, including financial advisors' fees, incurred in connection with a significant recapitalization of the Company or the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, the Mortgage and the Collateral Agency Agreement. The Company agrees to pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

          In furtherance of the foregoing, promptly after the execution and delivery of this Agreement, and thereafter on the date of each Closing, the Company will pay or cause to be paid the reasonable fees and disbursements of your special counsel and your special Indiana counsel which are reflected in the statements of such special counsel submitted to the Company after execution and delivery of this Agreement, and thereafter on or before the date of a Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of a statement to the extent such disbursements exceed estimated disbursements covered by prior statements and additional fees and disbursements in connection with the matters described in Section

9.7).

Survival.

          The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Mortgage, the Collateral Agency Agreement and the Subsidiary Guarantees embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18.    AMENDMENT AND WAIVER.

18.1.  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used in said Sections), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of either series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 9.7, 11(a), 11(b), 12, 14, 18 or 21.

18.2.  SOLICITATION OF HOLDERS OF NOTES.

          (a) Solicitation.  The Obligors will provide each holder of the Notes
              ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment.  Neither of the Obligors will directly or indirectly pay
              -------
or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.  NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

           (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

           (iii) if to either Obligor, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20.    REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit either Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

CONFIDENTIAL INFORMATION.

          For the purposes of this Section 21, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of an Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

22.    SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

23.    MISCELLANEOUS.

23.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

23.2.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.3.  JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

          (a) Each Obligor irrevocably submits to the non-exclusive in personam
                                                                    -- --------
jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes, the Collateral Agency Agreement or the Mortgage. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of
                                                   -- --------
any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each Obligor consents to process being served in any suit, action or proceeding of the nature referred to in Section 23.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Obligor at its address specified in Section 19 or at such other address of which you shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to such Obligor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (c) Nothing in this Section 23.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against either or both of the Obligors in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (d) EACH OBLIGOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.4.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2, 8.3 or 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.6.  ACCOUNTING TERMS; PRO FORMA CALCULATIONS.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

          Any pro forma computation required to be made hereby shall include adjustments (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

23.7.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.8.  GOVERNING LAW.

          This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Obligors.


                              Very truly yours,

                              AK STEEL CORPORATION


                              By  _________________________
                                  Richard E. Newsted
                                  Senior Vice President,
                                    Chief Financial Officer


                              AK STEEL HOLDING CORPORATION


                              By  _________________________
                                  Richard E. Newsted
                                  Senior Vice President,
                                    Chief Financial Officer




The foregoing is hereby agreed
to as of the date thereof.


[PURCHASER]


By___________________

                                                                      SCHEDULE B

                                 DEFINED TERMS
                                 -------------

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "ACCOUNTS RECEIVABLE" of any Person means any and all accounts, contract rights, chattel paper, instruments, documents, general intangibles and other obligations of any kind relating to the sale or lease of goods and the rendering of services by such Person, all rights relating thereto, all deposit accounts containing the proceeds thereof, all books and records relating thereto and the proceeds thereof.

          "ADJUSTED CONSOLIDATED CAPITALIZATION" means, at any date, the sum of
(a) Consolidated Capitalization plus (b) post-retirement benefit obligations of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation an Obligor), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to an Obligor, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of equity securities or interests of an Obligor or any Subsidiary or any corporation of which Holding and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of equity securities or interests. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Equity Interests of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (a) a disposition by the Company or a Subsidiary to the Company or a Wholly-Owned Guarantor Subsidiary, (b) a disposition of property or assets at fair market value (as determined in good faith by the Board of Directors of Holding) in the ordinary course of business, (c) a disposition of obsolete assets in the ordinary course of business, (d) a disposition that constitutes a sale and leaseback transaction subject to Section 10.3 and (e) a sale or other transfer of Accounts Receivable under a Permitted Credit Facility.

                                  Schedule B

          "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

          "CASH EQUIVALENTS" means

          (a) Investments in U.S. Government Obligations maturing within 365 days of the date of the acquisition thereof;

          (b) Investments in certificates of deposit or Eurodollar deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof and which has a combined capital and surplus of at least $1.0 billion and rated at least A3 by Moody's Investors Service, Inc.;

          (c) Investments in repurchase agreements, involving Investments in U.S. Government Obligations or other Cash Equivalents entered, into with any bank, trust company or investment bank rated at least A- and A-1 by Standard & Poor's and at least A3 and P-1 by Moody's Investors Service, Inc.;

          (d) Investments in commercial paper maturing not more than 90 days from the date of acquisition thereof and rated at least A-1 by Standard & Poor's and at least P-1 by Moody's Investors Service, Inc. issued by a corporation

                                  Schedule B

     (except Holding, the Company or an Affiliate of the Company) that is organized under the laws of any state of the United States or the District of Columbia; and

          (e) Investments in money market accounts or funds whose assets solely consists of cash or Cash Equivalents.

          "CHANGE IN CONTROL" means the occurrence of any of the following events:

          (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Equity Interests of Holding; provided, however, that the Person shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange;

          (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holding (together with any new directors whose election by such Board of Directors of Holding, or whose nomination for election by the shareholders of Holding, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holding then in office; or

          (c) Holding fails to own 100% of the Equity Interests of the Company; provided, however, that it shall not be deemed a Change in Control if Holding merges into the Company except that, in such case, the Company shall be substituted for Holding for purposes of this definition of "Change in Control" and this clause (c) shall not longer be applicable.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COLLATERAL AGENT" is defined in Section 1.2.

          "COLLATERAL AGENCY AGREEMENT" is defined in Section 1.2.

                                  Schedule B

          "COMPANY" means AK Steel Corporation, a Delaware corporation.

          "COMPLETION" is defined in Section 9.7(a).

          "CONFIDENTIAL INFORMATION" is defined in Section 21.

          "CONSOLIDATED CAPITALIZATION" means, at any date, the sum of (a) Consolidated Debt plus (b) Consolidated Net Worth.

          "CONSOLIDATED DEBT" means, at any date, all Debt of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) consolidated in accordance with GAAP.

          "CONSOLIDATED NET INCOME" for any period means the net income of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, excluding

          (a) the proceeds of any life insurance policy,

          (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

          (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary which is not a Non-Recourse Subsidiary),

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary prior to its becoming a Subsidiary,

          (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

          (g) any extraordinary gains not covered by clause (b) above.

          "CONSOLIDATED NET WORTH" means, at any date, the total of the amounts shown on the balance sheet of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries), determined on a consolidated basis in accordance with GAAP, as of the end of the fiscal quarter then most recently ended, as (a) the par or

                                  Schedule B
stated value of all outstanding Equity Interests plus (b) paid-in capital or capital surplus relating to such Equity Interests plus (c) any retained earnings or earned surplus plus (d) any non-cash direct charges to shareholder's equity less (i) any accumulated deficit (ii) any amounts attributable to Redeemable Equity Interests and (iii) any amounts attributable to Exchangeable Equity Interests.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "DEBT" of any Person means, without duplication:

          (a) all obligations of such Person in respect of (i) indebtedness for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b) all Capitalized Lease Obligations of such Person;

          (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (not described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Equity Interests (but excluding any accrued dividends);

          (f) all obligations of such Person under interest rate swap or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person;

          (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons and all

                                  Schedule B
     dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty; and

          (h) all obligations of the type referred to in clauses (a) through (g) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

Notwithstanding the foregoing, the following shall not constitute "Debt" of the
Company: guarantees by the Company of obligations in respect of bonds or notes in an aggregate principal amount not exceeding $60,000,000 which are payable solely from the proceeds of (x) taxes payable by the Company on new real or depreciable personal property relating to the New Facility or (y) charges payable by the Company for sewer and water services relating to the New Facility and, to the extent that such taxes or charges are insufficient to make such payments, payments under such guarantees (provided that the payments under such bonds or notes or such guarantees are not required to be prefunded by more than an aggregate amount equal to one year of debt service on such bonds or notes and are not subject to acceleration by the express terms thereof or otherwise).

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

          "DEFAULT RATE" means: when used with respect of the Notes of any series, that rate of interest that is the greater of (i) 2% per annum above the stated interest rate borne by the Notes of such series and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate; and when used for any other purpose in this Agreement, the highest Default Rate applicable to the Notes of any series.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "EQUITY INTERESTS" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate

                                  Schedule B
stock or other equity participations, including partnership interests, whether general or limited, including any Preferred Equity Interests.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "EXCHANGEABLE EQUITY INTERESTS" of any Person means any Equity Interest which is exchangeable for or convertible into another security (other than any Equity Interest of such Person which is neither an Exchangeable Equity Interest nor a Redeemable Equity Interest).

          "FIRST CLOSING" is defined in Section 3.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTOR SUBSIDIARY" means, at any date, any Subsidiary that has executed and delivered a Subsidiary Guarantee.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner,

                                  Schedule B
whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Debt or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

          (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "HOLDING" means AK Steel Holding Corporation, a Delaware corporation.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding (together with one or more of its Affiliates) more than 1% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                                  Schedule B

          "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates (and not for speculation).

          "INVENTORY" of any Person means any and all inventory of any kind of such Person, including without limitation, any or all of the following: inventory, merchandise, goods and other tangible personal property that are held for sale or lease by such Person; all materials used or consumed in the business of such Person, but excluding from the foregoing equipment of such Person; all trademarks, servicemarks, trade names and similar intangible property owned or used by such Person in its business, together with the goodwill of the business symbolized thereby and all rights relating thereto ("Intangible Property"); and all books and records relating to the foregoing and the proceeds thereof.

          "INVESTMENT" in any person means any loan or advance to, any acquisition of Equity Interests, equity interest, obligation or other security of, or capital contribution or other investment in, such Person.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAJORITY HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding. Unless the context otherwise clearly requires, any reference to the "Majority Holders" is a reference to the Majority Holders of all Notes.

          "MAKE-WHOLE AMOUNT" is defined in Section 8.8.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes or the Mortgage or (c) the validity or enforceability of this Agreement (including the Parent Guarantee), the Notes, the Mortgage or any Subsidiary Guarantee.

                                  Schedule B

          "MEMORANDUM" is defined in Section 5.3.

          "MORTGAGE" is defined in Section 1.2.

          "MORTGAGED PROPERTY" is defined in the Mortgage.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

          "NET CASH PROCEEDS" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NEW FACILITY" is defined in Section 1.2.

          "NEW FACILITY ASSETS" is defined in Section 1.2.

          "NEW FACILITY SITE" is defined in Section 1.2.

          "NON-CONVERTIBLE EQUITY INTERESTS" means, with respect to any Person, any non-convertible Equity Interests of such Person and any Equity Interests of such Person convertible solely into non-convertible Equity Interests of such Person, provided that Non-Convertible Equity Interests shall not include any Redeemable Equity Interests or Exchangeable Equity Interests.

                                  Schedule B

          "NON-RECOURSE DEBT" means Debt or that portion of Debt (a) issued to a Person other than Holding, the Company or any Subsidiary (other than a Non-Recourse Subsidiary) and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of Holding, the Company or any Subsidiary (other than a Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "NON-RECOURSE SUBSIDIARY" means a Subsidiary of the Company in respect of any obligation of which neither Holding, the Company nor any Subsidiary (other than another Non-Recourse Subsidiary) has issued a Guaranty and which (a) has not acquired any assets directly or indirectly from Holding, the Company or any Subsidiary (other than Accounts Receivable that have been sold or otherwise transferred to such Subsidiary in an Accounts Receivable financing for the Company or such other Subsidiary), (b) only owns properties acquired after the date of this Agreement and (c) has no Debt other than (i) Non-Recourse Debt and
(ii) Debt issued to the Company or a Wholly-Owned Guarantor Subsidiary.

          "NOTES" is defined in Section 1.1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or Holding, as the case may be, whose responsibilities extend to the subject matter of such certificate.

          "ORIGINAL MORTGAGE" is defined in Section 1.2.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERMITTED CREDIT FACILITY" or "FACILITIES" means any agreement or agreements providing for: (a) the making of a loan or loans or the advancing of credit, (b) the sale of Accounts Receivable under any asset securitization facility or (c) the issuance of letters of credit and/or the creation of bankers' acceptances, provided that the aggregate amount that is or may be borrowed or otherwise obtained as a result of the foregoing transactions, together with the aggregate face amount of Accounts Receivable outstanding under asset securitization facilities, shall not at any time exceed the greater of (i) $75,000,000 and (ii) the sum of (x) 100% of the book value of the consolidated Accounts Receivable of the Company and its Significant Subsidiaries that are Guarantor Subsidiaries or Non-Recourse

                                  Schedule B

Subsidiaries plus (y) 100% of the book value (excluding last-in-first-out reserves) of the consolidated Inventory of the Company and its Subsidiaries that are Guarantor Subsidiaries.

          "PERMITTED INVESTMENTS" means:

          (a) Cash Equivalents;

          (b) Investments in Holding, the Company or a Wholly-Owned Guarantor Subsidiary (or any Person which will become a Wholly-Owned Guarantor Subsidiary as a result of such Investment);

          (c) loans and reasonable advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (d) Investments in obligations the interest on which is excluded from income for Federal income tax purposes and that have been issued or guaranteed by any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality of any of the foregoing, provided, that at the date of acquisition of any such obligation (i) its remaining life to maturity shall be less than one year and (ii) the issuer or guarantor thereof shall have a short-term debt rating of at least A-1 from Standard & Poor's Ratings Group and at least P-1 from Moody's Investors Service, Inc.;

          (e) Investments resulting from the transfer of Accounts Receivable of the Company or its Significant Subsidiaries that are Guarantor Subsidiaries to a Non-Recourse Subsidiary, the only business of which is the acquisition and financing of such Accounts Receivable under a Permitted Credit Facility; and

          (f) Investments resulting from the transfer of Accounts Receivable of the Company or its Significant Subsidiaries that are Guarantor Subsidiaries (or Non-Recourse Subsidiaries) to a trust, the only purpose of which is the acquisition and financing of such Accounts Receivable, provided that the aggregate amount of outstanding Debt issued by such trust to, and outstanding Investments in such trust made by, Persons other than the Company and its Significant Subsidiaries that are Guarantor Subsidiaries or Non-Recourse Subsidiaries shall not at any time exceed the greater of (i) $75,000,000 and (ii) an amount equal to (1) 100% of the book value of the consolidated Accounts Receivable of the Company and its Significant Subsidiaries that are Guarantor Subsidiaries or Non-Recourse Subsidiaries plus (2) 100% of the book value (excluding last-in-first-out reserves) of the consolidated Inventory of the Company and

                                  Schedule B
     its Subsidiaries that are Guarantor Subsidiaries, minus (3) the aggregate principal amount of outstanding Debt secured by any Accounts Receivable or Inventory of the Company or any of its Subsidiaries, other than to the extent included in clause (4) below, minus (4) other outstanding Investments (other than Investments in such trust) under any asset securitization or similar facility in respect of Accounts Receivable or Inventory of the Company or any of its Subsidiaries.

          "PERMITTED LIENS" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired (so long as the enforcement of any such Lien is stayed); (d) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (e) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business provided that such letters of credit do not constitute Debt of such Person; (f) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not secure Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (g) Liens securing an Interest Rate Protection Agreement so long as the related Debt is, and is permitted hereunder to be, secured by a Lien on the same property securing the Interest Rate Protection Agreement; and (h) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties.

          "PERSON" means an individual, partnership, corporation,


                                  Schedule B
limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PLEDGED ASSETS" is defined in Section 1.2.

          "PLEDGED ASSETS SITE" is defined in Section 1.2.

          "PREFERRED EQUITY INTERESTS" as applied to the Equity Interests of any Person, means Equity Interests of any class (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

          "PTE" is defined in Section 6.2.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

          "REDEEMABLE EQUITY INTERESTS" means any Equity Interests that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

          "REMAINING AVERAGE LIFE" is defined in Section 8.6.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in unpaid principal amount of the Notes at the time outstanding. Unless the context otherwise clearly requires, any reference to the "Required Holders" is a reference to the Required Holders of all Notes.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                                  Schedule B

          "SECOND CLOSING" is defined in Section 3.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or Holding, as the case may be.

          "SERIES A NOTES" is defined in Section 1.1.

          "SERIES B NOTES" is defined in Section 1.1.

          "SERIES C NOTES" is defined in Section 1.1.

          "SERIES D NOTES" is defined in Section 1.1.

          "SERIES E NOTES" is defined in Section 1.1.

          "SIGNIFICANT SUBSIDIARY" means, at any date, a Subsidiary (a) which, together with its Subsidiaries, produced more than 5% of Consolidated Net Income for the fiscal year then most recently ended (calculated on a pro forma basis in the case of any Person which became a Subsidiary during or after the end of such fiscal year) or (b) the assets of which, together with the assets of its Subsidiaries, exceeded 5% of the consolidated total assets (fixed and current) of the Company and its Subsidiaries as of the last day of such fiscal year (calculated on a pro forma basis as of the last day of such fiscal year in the case of any Person which became a Subsidiary thereafter).

          "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "SUBORDINATED OBLIGATION" means any Debt of the Company (whether outstanding on the date on which the Notes were originally issued or thereafter issued) which is subordinate or junior in right of payment to the Notes.

          "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Equity Interests or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a

                                  Schedule B
reference to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTEE" is defined in Section 1.3.

          "THIRD CLOSING" is defined in Section 3.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "VOTING EQUITY INTERESTS" of a corporation or other entity means all classes of Equity Interests of a corporation or other entity then outstanding and normally entitled to vote in the election of directors or other governing body of such corporation or other entity.

          "WHOLLY-OWNED GUARANTOR SUBSIDIARY" means any Wholly-Owned Subsidiary that is a Guarantor Subsidiary.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                  Schedule B

                                                                     EXHIBIT 1.1
                                 [FORM OF NOTE]                      TO NOTE
                                                                     PURCHASE
                                                                     AGREEMENT
                              AK STEEL CORPORATION

             [___]%/*/ SENIOR SECURED NOTE, SERIES [   ], DUE 2004


No. R-  New York, New York
  [_______]$[Date]
PPN: [           ]

          FOR VALUE RECEIVED, the undersigned, AK STEEL CORPORATION (the "COMPANY"), a Delaware corporation, hereby promises to pay to [______________________], or registered assigns, the principal sum of [_______________________________] DOLLARS on December 16, 2004, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of [___%]* per annum, payable semiannually on June 16 and December 16 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) [___%]/**/ and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.



          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of an issue of Senior Secured Notes issued pursuant to separate Note Purchase Agreements dated as of December 17, 1996 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS") between the Company and AK Steel Holding Corporation and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of a Parent Guarantee included in the Note Purchase Agreements and a Mortgage and Collateral Agency Agreement and

/*/ Coupon for the Notes to be 8.98% for the Fixed Coupon Notes of each series and the rate determined as provided in Section 1.1 for the Fixed Spread Notes of each series.
/**/ 2% above the coupon
certain Subsidiary Guarantees from time to time executed and delivered pursuant to the Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in
Section 21 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, and under certain circumstances the Company may be required to offer to prepay this Note, all at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    AK STEEL CORPORATION


                                    By_________________________
                                    Title:

                                EXHIBIT 1.2(a)
                          to Note Purchase Agreement








                 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
                           RENTS AND FIXTURE FILING

                                     from

                             AK STEEL CORPORATION,
                                 as Mortgagor

                                      to





                                NBD BANK, N.A.,
                       as Collateral Agent, as Mortgagee



                           Dated as of _______, 1997

                               Table of Contents
                               -----------------
                                                                            Page
                                                                            ----
                                  Article I.

Representations, Warranties and Covenants of Mortgagor                       6

SECTION 1.1.    Title.....................................................   6
SECTION 1.2.    Certain Amounts...........................................   8
SECTION 1.3.    Payment of Taxes, Liens and Charges; Removal
                  of Liens................................................   9
SECTION 1.4.    Maintenance, Alterations and Waste........................  10
SECTION 1.5.    Plans.....................................................  11
SECTION 1.6.    Insurance.................................................  11
SECTION 1.7.    Assignment of Leases and Rents............................  11
SECTION 1.8.    Restrictions on Transfers and Encumbrances................  13
SECTION 1.9.    Security Agreement; Fixture Filing........................  13
SECTION 1.10.   Filing and Recording......................................  14
SECTION 1.11.   Further Assurances.  Upon demand by.......................  14
SECTION 1.12.   Additions to Mortgaged Property.  All.....................  15
SECTION 1.14.   Subrogation...............................................  15
SECTION 1.15.   Flood Insurance...........................................  16
SECTION 1.16.   Environmental Representations, Covenants
                  and Indemnification.....................................  17
SECTION 1.17.   Indemnification...........................................  20
SECTION 1.18.   Compliance with Legal Requirements;
                  Recorded Documents......................................  21


                                  Article II.

                             Defaults and Remedies

SECTION 2.1.    Events of Default.........................................  23
SECTION 2.2.    Demand for Payment........................................  23
SECTION 2.3.    Rights to Take Possession, Operate and
                  Apply Revenues..........................................  24
SECTION 2.4.    Right to Cure Mortgagor's Failure to Perform..............  25
SECTION 2.5.    Right to a Receiver.......................................  26
SECTION 2.6.    Foreclosure...............................................  26
SECTION 2.7.    Other Remedies............................................  27
SECTION 2.8.    Application of Sale Proceeds and Rents....................  28
SECTION 2.9.    Waiver of Appraisement, Valuation, Stay,
                  Extension and Redemption Laws...........................  29
SECTION 2.10.   Discontinuance of Proceedings.............................  29
SECTION 2.11.   Suits to Protect the Mortgaged Property...................  30
SECTION 2.12.   Filing Proofs of Claim....................................  30
SECTION 2.13.   Possession by Mortgagee...................................  30
SECTION 2.14.   Waiver....................................................  30
SECTION 2.15.   Remedies Cumulative.......................................  31
SECTION 2.16.   Unavailability of Remedies................................  31

                                 Article III.

Casualty and Condemnation.................................................  32

SECTION 3.1.    Property Casualty and Condemnation........................  32
SECTION 3.2.    Casualty and Condemnation Cash Collateral Account.........  36

Article IV.

                                 Miscellaneous

SECTION 4.1.    Partial Invalidity.  In the event any.....................  37
SECTION 4.2.    Notices.  All notices to be sent..........................  37
SECTION 4.3.    Successors and Assigns....................................  37
SECTION 4.4.    Counterparts..............................................  37
SECTION 4.6.    Definition of Terms Used in the Note Purchase
                  Agreements..............................................  37
SECTION 4.7.    Definition of Certain Terms Used Herein...................  38
SECTION 4.8.    Definitions Generally.....................................  40
SECTION 4.9.    Right of Entry............................................  41
SECTION 4.10.   No Merger.................................................  41
SECTION 4.11.   Tax Reduction Proceedings.................................  41
SECTION 4.12.   Sole Discretion of Mortgagee..............................  42
SECTION 4.13.   No Joint Venture or Partnership...........................  42
SECTION 4.14.   Completion of Construction................................  42

                                  Article V.

                             Particular Provisions

SECTION 5.1.    Applicable Law; Certain Particular Provisions.............  42
SECTION 5.2.    Future Advances; Maximum Amount of
                  Indebtedness............................................  43

                 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
                           RENTS AND FIXTURE FILING



                THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND FIXTURE FILING dated as of _________, 1997 (as supplemented, amended or modified from time to time, this "Mortgage"), from AK
STEEL CORPORATION, a Delaware corporation, having an office at 703 Curtis Street, Middletown, OH 45043 ("Mortgagor"), to NBD BANK, N.A., a national banking association having an office One Indiana Square, Indianapolis, IN 46266, acting in its capacity as collateral agent, as mortgagee ("Mortgagee").


                                  WITNESSETH:

                A. Reference is made to the several Note Purchase Agreements dated as of December 17, 1996 (as amended or modified from time to time, the "Note Purchase Agreements"), between Mortgagor and the several Purchasers named therein (the "Note Purchasers", which term shall include the holders from time to time of the Notes issued thereunder), pursuant to which the Note Purchasers have agreed to purchase $250,000,000 aggregate original principal amount of Mortgagor's Senior Secured Notes, Series A-E due 2004 (the "Notes"), of which Notes the unpaid principal amountof $92,500,000 are outstanding on the date of this Mortgage and Notes in the respective aggregate principal amounts of $20,000,000 and $137,500,000 will be issued at closings to be held in June 1997 and December 1997.

                B. The Note Purchasers and Mortgagee are parties to a Collateral Agency Agreement dated as of December 17, 1996 (as amended or modified from time to time, the "Collateral Agency Agreement") pursuant to which Mortgagee has been appointed to serve as collateral agent for the Note Purchasers.

                C.      The Note Purchase Agreements require that,
Mortgagor execute and deliver a mortgage in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest on all Notes from time to time issued under the Note Purchase Agreements, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of Mortgagor to the Secured Parties under this Mortgageor any of the other Transaction Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Mortgagor under or pursuant to this Mortgage and the other Transaction Documents (collectively the "Obligations").

                NOW THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the (A) due and punctual payment and performance of the Obligations by Mortgagor, (B) the due and punctual payment by Mortgagor of all taxes, common area charges and insurance premiums relating to the Mortgaged Property and (C) all disbursements made by Mortgagee for the payment of taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Mortgaged Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Note Purchase Agreements, this Mortgage and the other Transaction Documents, Mortgagor hereby mortgages, warrants, assigns and conveys as security, grants a security interest in, hypothecates, pledges and sets over unto Mortgagee, with mortgage covenants, all estate, right, title and interest of Mortgagor in and to the following described property, whether now owned or held or hereafter acquired (the "Mortgaged Property"):

                             GRANTING CLAUSE FIRST

                The land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, permits, hereditaments and appurtenances thereunto belonging or in anywise appertaining and whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy (the "Premises");

                            GRANTING CLAUSE SECOND

                All buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land and all additions to and replacements or substitutions of any of the foregoing (collectively, the "Improvements");

                             GRANTING CLAUSE THIRD

                All non-trade fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements now or hereafter erected or located upon the Land and used in connection with the same as distinguished from the fixtures used in connection with the manufacturing and other business operations of Mortgagor conducted at the Premises or Improvements (such non-trade fixtures are hereafter called the "Fixtures");

                            GRANTING CLAUSE FOURTH

                The continuous cold mill situated on the Premises including without limitation all welders and accumulators forming an integral part thereof and all storage, packaging, loading and unloading facilities used or useful in connection with the foregoing and forming an integral part thereof, and all additions to and replacements or substitutions of any of the foregoing (collectively, the "Cold Mill"), together with the hot-dip galvanizing line situated on the Premises including without limitation all furnaces, finish coating knives, skin pass mills, coaters and inspection stations forming an integral part thereof and all storage, packaging, loading and unloading facilities used or useful in connection with the foregoing and forming an integral part thereof, and all additions to and replacements or substitutions of any of the foregoing (collectively, the "Hot Dip Line", and together with the Cold Mill, collectively, the "Major Units");

                             GRANTING CLAUSE FIFTH

                All apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter (i) placed upon and used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements and the Premises or the Fixtures or (ii) forming an integral part of the Major Units, as distinguished from the manufacturing and other business operations of Mortgagor conducted at the Premises or the Improvements, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned to the extent such items of property form an integral part of the Major Units or are necessary for the general use, enjoyment or occupancy of the Improvements, the Fixtures or the Premises as distinguished from the general manufacturing and other business of Mortgagor conducted at the Premises or the Improvements (collectively the "Personal Property");

                             GRANTING CLAUSE SIXTH

                All general intangibles relating to design, development, operation, management and use of the Premises, the Fixtures, the Major Units or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises, the Improvements, the Fixtures or the Major Units, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises, the Improvements, the Fixtures or the Major Units all to the extent assignable, provided, however, the foregoing shall not include items which do not form an integral part of the Major Units and which are not necessary for the general use, enjoyment or occupancy of the Improvements, the Fixtures or the Premises (collectively the "Permits, Plans and Warranties");

                            GRANTING CLAUSE SEVENTH

                All leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises, the Major Units or the Improvements for any purpose in return for any payment (collectively "Leases"), all credits, cash or security deposits, advance rentals and payments of similar nature and guarantees or other security held by Mortgagor in connection therewith, and all agreements or contracts for the sale or other disposition of all or any part of the Premises, the Fixtures, the Major Units or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

                            GRANTING CLAUSE EIGHTH

                All real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims ("Proceeds") including Proceeds of insurance maintained by Mortgagor and condemnation awards, any awards which may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises, the Fixtures, the Major Units or the Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by Mortgagor covering any interest in the Mortgaged Property;

                             GRANTING CLAUSE NINTH

                All computer software and databases including all contracts, undertakings, other agreements, trademarks, patents, copyrights, licenses, other rights in intellectual property, proprietary or confidential information, technical information, procedures, designs, knowledge, know-how, data, processes, models, drawings, materials, computer tapes, chips or disks, flow diagrams, specification sheets, source codes and object codes, in each case related to such computer software and any other physical manifestations thereof (collectively, the "Software") necessary in connection with the operation of the Major Units.

                             GRANTING CLAUSE TENTH

                The right, during the continuance of an Event of Default, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Premises, the Improvements, the Fixtures, the Major Units or the Personal Property and to commence any action or proceeding to protect the interest of Mortgagee in the Premises, the Improvements, the Fixtures, the Major Units or the Personal Property, all right, title and interest of every nature of Mortgagor in all monies deposited or to be deposited in any funds or accounts maintained or deposited with Mortgagee, or its assigns, in connection herewith, all claims against any Person with respect to any damage to the Premises, the Fixtures, the Improvements, the Major Units or the Personal Property including without limitation damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures, the Major Units or the Personal Property and any damage resulting therefrom;

                           GRANTING CLAUSE ELEVENTH

                To the fullest extent permitted by law, all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the hereinabove granted property hereinafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by Mortgagor, all of which shall become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein.

                TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, by Mortgagee for the ratable benefit of the Secured Parties, in fee simple forever, subject only to Permitted Liens, and Mortgagor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to Permitted Liens.

                                  Article I.

            Representations, Warranties and Covenants of Mortgagor

                Mortgagor agrees, covenants, represents and/or warrants as follows:

                SECTION 1.1.    Title.

                (a) Mortgagor has good and marketable title to an indefeasible fee estate in the Land subject to no Lien, except for, and this Mortgage is and will remain a valid and enforceable first and prior Lien on the Premises, and the Rents, in each case, subject only to Permitted Liens (as defined in the Note Purchase Agreements). Mortgagor has good and marketable title to an indefeasible fee estate in the Improvements, Fixtures and the Major Units, subject to no Lien except for, and this Mortgage is and will remain a valid and enforceable first and prior Lien on the Improvements, Fixtures and the Major Units subject only to, Permitted Liens. The provisions of this Section are for the benefit of the Secured Parties only and may not be relied on by, and are not being made for the benefit of, any other Person.

                (b) Mortgagor has good and marketable title to all the Personal Property and Software subject to no Lien, charge or encumbrance other than this Mortgage and Permitted Liens. Neither the Personal Property nor the Software is or will become the subject matter of any lease or other arrangement that is not a Permitted Lien; none of the Personal Property or Software will be removed from the Premises or the Improvements unless the same is obsolete, non-functioning or no longer desirable for the continued operations of Mortgagor as currently operated at the Premises and the Improvements (or as then operated, to the extent that any change from the current manner of operation was not prohibited by the Note Purchase Agreements) or is replaced by other Personal Property or Software of substantially equal or greater utility and value; and Mortgagor will not create or cause to be created (other than Permitted Liens) any security interest covering any of the Personal Property or Software other than the security interest in the Personal Property and Software created in favor of Mortgagee by this Mortgage or any other agreement collateral hereto.

                (c) All Leases affecting the Mortgaged Property are subject and subordinate to this Mortgage. No tenant under a Lease or any other Person has an option or right of first refusal to purchase any portion of the Mortgaged Property.

                (d) All easement agreements, covenants or restrictive agreements, supplemental agreements and any other instruments hereinabove referred to and mortgaged hereby are and will remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, could not, individually or in the aggregate, have or result in a Material Adverse Effect, and Mortgagor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event which after notice or the passage of time or both will constitute a default thereunder which, in each such instance, could, individually or in the aggregate, have or result in a

Material Adverse Effect. The Mortgaged Property is fully served by water, gas, electric, storm and sanitary sewage facilities, such utilities serving the Premises and the Improvements are located in, and adequate vehicular access to the Premises and the Improvements is provided by, either a public right-of-way abutting and contiguous with the Land or valid recorded unsubordinated easements.

                (e) Mortgagor has good and lawful right and full power and authority to grant this Mortgage with respect to the Mortgaged Property.

                (f) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable first priority Lien upon and security interest in all the Mortgaged Property free and clear of all Liens other than Permitted Liens and there are no defenses or offsets to this Mortgage or to any of the Obligations secured hereby.

                (g) No condemnation, eminent domain or similar proceeding has been commenced or, to Mortgagor's knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

                (h) The Mortgaged Property is made up of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot that is not owned in fee by Mortgagor. If the Mortgaged Property or portion thereof constitutes a portion of any other tax lot, Mortgagor shall promptly, after demand of Mortgagee made after the occurrence and during the continuance of an Event of Default, cause the Mortgaged Property to be separately subdivided in accordance with all Legal Requirements.

                (i) The Mortgaged Property is covered by a title insurance policy, insuring Mortgagor, its successors and assigns, as to its fee simple title to the Premises, Improvements and Fixtures free of all Liens except Permitted Liens. No claims have been made under such title insurance policy and to the knowledge of Mortgagor, Mortgagor has not, by act or omission, done anything which would impair the coverage of such title insurance policy.

                (j) To Mortgagor's knowledge, the Improvements are structurally sound and in safe and insurable condition and have been constructed and installed in substantial compliance with the plans and specifications and Legal Requirements relating thereto. To Mortgagor's knowledge, all major building systems located within the Improvements including without limitation the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

                (k) The Mortgaged Property including without limitation the location, existence, use, occupancy and operation of the Mortgaged Property, is in compliance with all applicable Legal Requirements including without limitation the building and zoning laws (except subdivision) of the jurisdiction in which the Mortgaged Property is situated and all easements, declarations, covenants and restrictions affecting the Mortgaged Property with respect to which noncompliance could, individually or in the aggregate, have or result in a Material Adverse Effect. All material licenses and permits which may be required with respect to the use, occupancy, operation and maintenance of the Mortgaged Property have been obtained and are in full force and effect and each Improvement complies therewith except to the extent that failure to maintain the same could not, individually or in the aggregate, have or result in a Material Adverse Effect. No notices of violations of any Legal Requirements have been entered or received by Mortgagor and to Mortgagor's knowledge there is no basis for the entering of such notices except to the extent that any such violations could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                (l) On the Completion Date, the Mortgaged Property will include all property that is necessary for the operation of the processes described on Exhibit B attached hereto.

                (m) The Premises contain valid and enforceable rights of pedestrian and vehicular access to an open public road by an easement appurtenant to and running with the Land.

                SECTION 1.2.    Certain Amounts.

                (a)     This Mortgage is given pursuant to the Note
Purchase Agreements. Each and every term and provision of the Collateral Agency Agreement and the Note Purchase Agreements including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage.

                (b) If any remedy or right of Mortgagee pursuant hereto is acted upon by Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all sums including reasonable attorneys' fees and disbursements actually incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto, at law or in equity or for the expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, together with interest thereon from the date of demand for payment thereof at the Default Rate provided for in the Note Purchase Agreements, and such sums and the interest thereon shall, to the extent permissible by law, be a Lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law.

                SECTION 1.3. Payment of Taxes, Liens and Charges; Removal of Liens.

                (a) Except as may be permitted by Section 9.4 of the Note Purchase Agreements, Mortgagor will pay and discharge from time to time before the same become delinquent, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.

                (b) Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or application of any tax, assessment, levy, fee, rent or charge that pursuant to the preceding paragraph Mortgagor is required to pay and discharge and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Mortgagee to any civil or criminal liability, (ii) no Event of Default shall exist during such proceedings and (iii) such contest shall not subject the Mortgaged Property to any Lien the enforcement of which is not suspended or otherwise affect the priority of the Lien of this Mortgage.

                (c) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any Lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Transaction Documents or to require an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event. In such event Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Mortgagor to make any applicable additional payments, and (ii) Mortgagor shall make such additional payments. If Mortgagor is not permitted by law to do that which is required by the preceding sentence, Mortgagee shall be entitled to exercise any or all of its rights and remedies under the Transaction Documents including the right to accelerate the Obligations.

                (d) Mortgagor shall, at its expense, maintain this Mortgage as a first priority Lien on the Mortgaged Property subject to Permitted Liens and shall keep the Mortgaged Property free and clear of all Liens of any kind and nature other than Permitted Liens. Mortgagor shall prior to the date when any enforcement right would accrue to the lienor at issue promptly discharge of record, by payment, bonding or otherwise, any Liens other than Permitted Liens and, promptly upon request by Mortgagee, (i) deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of the discharge thereof or (ii) furnish (A) a bond satisfactory to Mortgagee in the amount of the claim out of which the Lien arises, (B) a cash deposit in the amount of the claim out of which the Lien arises, or (C) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the Lien arises.

                (e) If Mortgagor fails to comply with the requirements of paragraph (d) of this Section, then, upon ten Business Days' prior notice to Mortgagor, Mortgagee may, but shall not be obligated to, pay any such Lien, and Mortgagor shall, within ten Business Days after Mortgagee's demand therefor, reimburse Mortgagee for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Obligations.

                SECTION 1.4.    Maintenance, Alterations and Waste.
Mortgagor will not erect any additions to the existing Improvements or other structures on the Premises which will materially and adversely interfere with the operation of Mortgagor's business as conducted and as proposed to be conducted thereon on the date hereof, without the prior written consent of Mortgagee. Mortgagor will not commit any material waste on the Mortgaged Property or make any alteration to, or change in the use of, the Mortgaged Property which will materially diminish the fair market value thereof, but in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to Section 1.6. Mortgagor will not abandon or demolish (except in connection with an alteration) the Mortgaged Property. Mortgagor will maintain and operate the Mortgaged Property in good repair, working order and condition, reasonable wear and tear excepted. All repairs made by Mortgagor shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements except such noncompliance as could not, individually or in the aggregate, have or result in a Material Adverse Effect. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

                SECTION 1.5. Plans. Mortgagor shall maintain a substantially complete set of final plans, specifications, blueprints and drawings for the Premises, Improvements and Major

Units either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice.

                SECTION 1.6. Insurance. Mortgagor will keep or cause to be kept the Mortgaged Property insured against such risks, and in the manner, required by Section 9.2 of the Note Purchase Agreements.

                SECTION 1.7.    Assignment of Leases and Rents.

                (a) Subject to Section 1.7(d) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in each Lease, if any, together with any and all extensions and renewals thereof and in all Rents for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or their respective Rents to anyone other than Mortgagee.

                (b) Without Mortgagee's prior written consent, which consent shall not be unreasonably withheld, Mortgagor shall not enter into, modify, amend, terminate or consent to the cancellation or surrender of any Lease which is superior to the Mortgage. All Leases shall expressly provide that in the event of a foreclosure of this Mortgage the lessee thereunder will attorn to the Mortgagee or its successor, designee or assign.

                (c) Subject to Section 1.7(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor's right, title and interest in and to the Rents now or hereafter arising from each Lease, if any, heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.7(d), an absolute present transfer and assignment of all Rents and each such Lease, if any, to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.7(d), Mortgagee may in Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discre-tion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under each Lease.

                (d) Until an Event of Default occurs or after an Event of Default has occurred but is no longer continuing, Mortgagee will not exercise any of its rights under Section 1.7(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the opera-tion and maintenance thereof. Upon the happening of an Event of Default, Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under each Lease, if any, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of its successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists. Each tenant or any of their successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of its successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, which notice Mortgagee shall be obligated to give if Mortgagee agrees that such Event of Default is no longer continuing or if a court of competent jurisdiction has issued an order that no Event of Default is continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of their successors in interest.

                (e) Mortgagee will not become an agent in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

                (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of each Lease, the space occupied and the rentals or license fees payable thereunder.

                SECTION 1.8.    Restrictions on Transfers and
Encumbrances. Except as permitted hereby and the Note Purchase Agreements, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any Lien upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a taking), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, provided that Mortgagor may (i) in the ordinary course of business (and upon fair and reasonable terms no less favorable to Mortgagor than would be obtainable in a comparable arms'-length transaction with a non-affiliate) grant easements which bind and burden the Mortgaged Property for utilities, roads, construction of improvements, lighting, fire and service corridors and such other purposes as shall be reasonably required by Mortgagor in connection with its use of adjacent property, provided the same do not materially and adversely affect the use and operation of the Mortgaged Property and (ii) merge or consolidate with Holding as permitted by Section 4.1(d) of the Note Purchase Agreements. This Mortgage shall automatically and without further action be subject and subordinate to such easements. Mortgagee shall, at Mortgagor's expense, within 60 days of demand execute and deliver such documentation, in recordable form, as Mortgagor may reasonably request to confirm such subordination of record.

                SECTION 1.9.    Security Agreement; Fixture Filing.
This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "security agreement" within the meaning of the Uniform Commercial Code as adopted in the State wherein the Premises are located. Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has executed or will execute Uniform Commercial Code financing statements for filing at the appropriate offices in the State in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the Uniform Commercial Code as adopted in the State wherein the Premises are located in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder. Part of the Mortgaged Property is or may become fixtures. It is intended that, as to such fixtures, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of the filing of the Mortgage for record with the Recorder of Spencer County, Indiana. The information provided in this Section is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code as enacted in the State wherein the Premises are located for a mortgage instrument to be filed as a financing statement. Mortgagor is the "Debtor" and its name and mailing address are set forth in the preamble of this Mortgage. The "Secured Party" is Mortgagee and its name and mailing address from which information concerning the security interest granted herein may be obtained are as set forth in the preamble of this Mortgage. A statement describing the portion of the Mortgaged Property comprising of goods or other personal property that may now be or hereafter become fixtures hereby secured is set forth in the Granting Clauses hereof. The record owner of the Mortgaged Property is

Mortgagor.

                SECTION 1.10.   Filing and Recording.  Mortgagor will
cause this Mortgage, any other security instrument creating a security interest in or evidencing the Lien hereof upon the Mortgaged Property, and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the Lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

                SECTION 1.11.   Further Assurances.  Upon demand by
Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and promptly on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the Lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

                SECTION 1.12.   Additions to Mortgaged Property.  All
right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case to the full extent permitted by law without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the Lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Mortgage.

                SECTION 1.13.   No Claims Against Mortgagee.  Nothing
contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

                SECTION 1.14.  Subrogation.  Mortgagee shall be
subrogated to all right, title, equity, Liens and claims of all persons to whom Mortgagee has paid or pays money in settlement of claims, Liens, encumbrances or charges or in the acquisition of any right or title for Mortgagee's benefit under this Mortgage or for the benefit and account of Mortgagor.

                SECTION 1.15.   Flood Insurance.

                (a) Mortgagor represents and certifies to Mortgagee that no part of the Mortgaged Property lies within a "special flood hazard area" as defined and specified by the Federal Emergency Management Agency or other Governmental Authority having jurisdiction pursuant to the Flood Disaster Protection Act of 1973. In the event that the rules or regulations of the Federal Reserve Board, the Comptroller of the Currency or any other governing agency licensing or regulating the operations of Mortgagee or any Secured Party require that flood insurance coverage be obtained for the Mortgaged Property or any part thereof in order for Mortgagee or any Secured Party to comply with such rules or regulations or with the Flood Disaster Protection Act of 1973 as then in effect, then Mortgagor, upon receiving written notice from Mortgagee of such determination: (i) shall promptly purchase and pay the premiums for such flood insurance policies as required by such agency or agencies and so that Mortgagee or any Secured Party shall be in compliance with the rules and regulations of such agency or agencies and with the Flood Disaster Protection Act of 1973 as then in effect; and (ii) shall deliver such policies to Mortgagee together with evidence satisfactory to Mortgagee that the premiums therefor have been paid. Such policies of flood insurance shall name Mortgagee as an additional insured and loss-payee, shall be in form, and amount as is customary for integrated carbon steel producers of established reputation in the United States and consistent with the Company's past practices and shall be noncancellable as to Mortgagee except upon thirty days prior written notice given by the insurer to Mortgagee. Mortgagor shall promptly give written notice to Mortgagee of any notice which Mortgagor receives stating that the Mortgaged Property or any part thereof is in any way affected by the National Flood Insurance Program of the United States Department of Housing & Urban Development's Federal Insurance Administration or by any other similar program now or hereafter in effect.

                (b) All policies of insurance required hereunder or under the Note Purchase Agreements with respect to the Mortgaged Property shall be maintained under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Mortgaged Property is located, and shall name Mortgagee as an additional insured, shall provide for loss payable solely to Mortgagee and shall contain: (i) standard "non-contributory mortgagee" endorsement or its equivalent; (ii) a waiver of subrogation endorsement as to Mortgagee; and (iii) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least 30 days prior written notice to Mortgagee in each instance.

                SECTION 1.16. Environmental Representations, Covenants and Indemnification.

                 (a) Except as disclosed in Environmental Assessment dated October, 1996 by ENSR Consulting and Engineering, to
Mortgagor's knowledge the Mortgaged Property is in substantial compliance with all Environmental Laws in all material respects.

                (b) Mortgagor shall comply with all applicable Environmental Laws and obtain all permits, licenses and similar approvals required by Environmental Laws and any other federal, state or local environmental statute, regulation or common law affecting or imposed upon Mortgagor or the Mortgaged Property unless the failure to comply could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                 (c) Mortgagor represents and warrants to Mortgagee that to Mortgagor's knowledge after due inquiry none of the Mortgaged Property is within the definition of the term "property" contained in Section IC 13-11-2-174 of the Indiana Code other than property with respect to which Mortgagor has delivered the disclosure document required by the Indiana Responsible Property Transfer Law (IC 13-25-3) ("IRPTL"). Mortgagor shall observe, perform and comply with the requirements of IRPTL in connection with the Mortgage and the transaction evidenced by the Mortgage. Mortgagee hereby waives the requirement under IRPTL that Mortgagor deliver a disclosure document to Mortgagee thirty days prior to the First Closing. Mortgagor shall deliver any required disclosure statement not later than the day immediately prior to such closing.

                (d) Mortgagor will, promptly upon gaining knowledge of the release of any Hazardous Materials in, on, over, under, to or from the Mortgaged Property or any portion thereof, or onto, over, or under any contiguous real property, notify Mortgagee of the presence and/or release of such Hazardous Material and of any request for information or any inspection of the Mortgaged Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Mortgagee with copies of such request and any response to any such request or inspection. Mortgagor covenants that it will, in compliance with applicable Legal Requirements, promptly and diligently conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Mortgagee with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof in accordance with all such Legal Requirements applicable to the Mortgaged Property or any part thereof.

                 (e) Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or application of any Environmental Law, provided that in the case of Environmental Laws required to be complied with by Mortgagor pursuant to this Mortgage (i) failure to comply therewith may not subject Mortgagee to any civil or criminal liability, (ii) no Event of Default shall exist during such proceedings and (iii) such contest shall not subject the Mortgaged Property to any Lien the enforcement of which is not suspended or otherwise affect the priority of the Lien of this Mortgage.

                (f)     Following the occurrence and during the
continuance of an Event of Default hereunder, and without regard to whether Mortgagee shall have taken possession of the Mortgaged Property or a receiver has been requested or appointed or any other right or remedy of Mortgagee has or may be exercised hereunder, Mortgagee shall have the right (but no obligation), from time to time, to conduct such investigations, studies, sampling and/or testing of the Mortgaged Property or any part thereof as Mortgagee may, in its discretion, determine to conduct, relative to Hazardous Materials and take any action including without limitation any remedial measures or removal as Mortgagee may determine in its sole discretion. All costs and expenses incurred in connection therewith including without limitation consultants' fees and disbursements and laboratory fees, shall constitute a part of the Obligations and shall, upon demand by Mortgagee, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Mortgagee until reimbursed.

                (g) Mortgagor will comply with any federal, state, or local legal requirement or common law requirement of notice, recordation, or other disclosure of the presence or use of Hazardous Materials at the Mortgaged Property unless the failure to comply could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                (h) At Mortgagee's election, from time to time, Mortgagor will accept a release from the Lien of this Mortgage of any portion of the Mortgaged Property with respect to which Mortgagee believes in good faith Hazardous Materials have been discovered on, at, in, under, or above and have or are or reasonably likely to have a material adverse effect on the Mortgaged Property, Mortgagor, Mortgagee or the Lien or priority of this Mortgage, or with respect to which Mortgagee believes in good faith an Environmental Law has been or may have been violated which has or is reasonably likely to have a material adverse effect on the Mortgaged Property, Mortgagor, Mortgagee or the Lien or priority of this Mortgage. Mortgagor will, at Mortgagor's expense, cause any consents, agreements and instruments to be entered into that may be reasonably required by Mortgagee in connection with such release including without limitation subdivision consents, appropriate surveys, appraisals of the subdivisions, consents of tenants, access agreements, easement agreements, consents of parties to existing agreements and consents of subordinate lienors. Mortgagor will pay for any new title insurance policy or endorsement required by Mortgagee in connection with any such release, provided such policy or endorsement shall not increase the amount of such insurance.

                (i) Mortgagor will defend, indemnify and hold harmless the Secured Parties, and their respective successors and assigns, and each of their respective employees, agents, officers, directors and trustees (collectively, the "Indemnified Parties"), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, economic loss, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise including without limitation reasonable attorneys' and consultants' fees and disbursements and investigations and laboratory fees (collectively, "Costs") arising out of, or in any way related to:

         (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof whether or not disclosed by any environmental report relative to the Mortgaged Property;

         (ii) any personal injury (including without limitation wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof whether or not disclosed by any environmental report relative to the Mortgaged Property;

         (iii) any action, suit or proceeding brought or threatened, settlement reached or order of any Governmental Authority relating to such Hazardous Materials whether or not disclosed by any environmental report relative to the Mortgaged Property;

         (iv) any violation of the provisions, covenants, representations or warranties of this Section 1.16 or of any requirements of law which is based on or arises from any Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof including without limitation the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by any environmental report relative to the Mortgaged Property or to enforce the provisions of this
    Section 1.16 including without limitation the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Mortgaged Property and, to the extent the same is determined to be the legal responsibility of Mortgagor, any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Materials on, in, under or affecting any portion of the Mortgaged Property and, to the extent the same is determined to be the legal responsibility of Mortgagor, any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Mortgaged Property and, to the extent the same is determined to be the legal responsibility of Mortgagor, any surrounding areas; or


         (v) any act or omission of Mortgagor, its officers, employees, agents, contractors, invitees, licensees, or permitees giving rise to liability under any Environmental Law applicable to the Mortgaged Property.

         (vi) Notwithstanding the foregoing, Mortgagor shall have no obligation to indemnify any Indemnified Party for any Costs which (a) results from such Indemnified Party's willful misconduct or gross negligence or (b) arise in connection with Hazardous Materials placed on the Mortgaged Property after the date that Mortgagor no longer occupies the Premises as a result of the exercise by Mortgagee of its remedies under the Transaction Documents or as a result of a deed in lieu of foreclosure unless such Costs arise out of Hazardous Materials placed on the Premises by Mortgagor or entities controlled by Mortgagor. Any amounts payable to Mortgagee by reason of the application of this Section 1.16 shall, upon demand by Mortgagee, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Mortgagee until paid. The indemnification set forth in this Section 1.16 shall survive the termination of this Mortgage whether by repayment of the Obligations, foreclosure or deed in lieu thereof, assignment, or otherwise. Nothing in this Section 1.16 shall be deemed to deprive Mortgagee of any rights or remedies otherwise available to Mortgagee, at law or in equity including without limitation those rights and remedies provided elsewhere in this Mortgage.

                SECTION 1.17.   Indemnification.

                (a) In addition and without limitation to any other provision of this Mortgage, Mortgagor will defend, indemnify and hold harmless the Indemnified Parties from and against any Costs arising out of, or in any way related to, the following: (i) ownership of this Mortgage, the Mortgaged Property or any part thereof or any interest therein or receipt of any Rents;
(ii) any accident, injury to or death of any Person or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways;
(iv) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (vi) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof; (vii) any Lien or claim arising on or against the Mortgaged Property or any part thereof under any Legal Requirement or any liability asserted against Mortgagee with respect thereto; or (viii) the claims of any tenant or any Person acting through or under any tenant or otherwise arising under or as a consequence of any Lease.

                (b) Notwithstanding the foregoing, Mortgagor shall have no obligation to indemnify any Indemnified Party for any Costs which results from such Indemnified Party's willful misconduct or gross negligence. Any amounts payable to Mortgagee by reason of the application of this Section
1.17 shall, upon demand by Mortgagee, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Mortgagee until paid. Subject to Section 1.16(j), the indemnification set forth in this
Section 1.17 shall survive the termination of this Mortgage whether by repayment of the Obligations, foreclosure or deed in lieu thereof, assignment, or otherwise. Nothing in this Section 1.17 shall be deemed to deprive Mortgagee of any rights or remedies otherwise available to

Mortgagee, at law or in equity including without limitation those rights and remedies provided elsewhere in this Mortgage.

                SECTION 1.18. Compliance with Legal Requirements; Recorded Documents.

                (a)     Mortgagor will comply and cause the Mortgaged
Property and the use thereof to be, in compliance with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including without limitation all zoning, subdivision (except as qualified in Section 1.1(h) above), building, safety and environmental protection, land use and development Legal Requirements, and all Legal Requirements which may be applicable to the curbs adjoining the Mortgaged Property or to the use or manner of use thereof, the noncompliance with which, in Mortgagee's opinion, may materially adversely affect the rights or remedies of Mortgagee hereunder, the value of the Mortgaged Property or the Lien of this Mortgage. Mortgagor will not suffer or permit the Mortgaged Property or any portion thereof to be used by the public or any Person not subject to a Lease in such manner as might impair Mortgagor's title to the Mortgaged Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Mortgaged Property or any part thereof.

                (b) Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or application of any Legal Requirement that Mortgagor is required to comply with pursuant to the preceding paragraph and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Mortgagee to any civil or criminal liability, (ii) no Event of Default shall exist during such proceedings and
(iii) such contest shall not subject the Mortgaged Property to any Lien the enforcement of which is not suspended or otherwise affect the priority of the Lien of this Mortgage.

                (c) Mortgagor will comply in all material respects with all present and future codes, orders, rules, regulations, restrictions and requirements of any Board of Fire Underwriters having jurisdiction over the Mortgaged Property.

                 (d) Mortgagor will keep all licenses and permits in respect of the Mortgaged Property in full force and effect at all times during the terms thereof except to the extent failure to do so could not, individually or in the aggregate, have or result in a Material Adverse Effect. Mortgagor will not permit or suffer to permit a violation of any certificate of occupancy relating to the Mortgaged Property except to the extent any such violation could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                (e) Mortgagor will not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements except if required in connection with its business operations and provided such change could not, individually or in the aggregate, have or result in a Material Adverse Effect. If, under applicable zoning provisions, the use of all or any part of the Premises and/or the Improvements is or becomes a nonconforming use, Mortgagor will not cause or permit such use to be discontinued except if required in connection with its business operations and provided such change could not, individually or in the aggregate, have or result in a Material Adverse Effect.


                 (f) Mortgagor will promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Property and any instrument the noncompliance with which could, individually or in the aggregate, have or result in a Material Adverse Effect.

                                  Article II.

                             Defaults and Remedies

                SECTION 2.1. Events of Default. It shall be an Event of Default under this Mortgage if any Event of Default (as therein defined) shall exist pursuant to the Note Purchase Agreements or if any one or more of the following events (each, a "Mortgage Default") shall occur:

                 (a) if the insurance policies in respect of the Mortgaged Property required hereunder or under the Note Purchase Agreements are not kept in full force and effect and such default continues for 10 days after a Responsible Officer obtains knowledge of such default, or if the insurance policies and proceeds are not assigned and delivered to Mortgagee as herein or in the Note Purchase Agreements provided and such default continues for 30 days after a Responsible Officer obtains knowledge of such default;

                (b) if Mortgagor attempts to assign its rights under this Mortgage or any interest herein or if Mortgagor defaults in the performance of or compliance with any term contained in Section 1.8;

                 (c) if the Mortgaged Property becomes subject to any Lien which is superior to the Lien of this Mortgage, other than a Lien for real estate taxes and assessments not due and payable and other than a Permitted Lien, and such Lien shall not be discharged (by payment, bonding, or otherwise) within 60 days; or (d) if Mortgagor discontinues Mortgagor's operations at the Premises for a period in excess of one year (except to the extent such discontinuance is in connection with a casualty, condemnation, repair or alteration) or otherwise abandons the

Mortgaged Property.

                SECTION 2.2.    Demand for Payment.  If an Event of
Default as set forth herein shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee upon demand all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection including reasonable attorneys' fees, disbursements and expenses incurred by Mortgagee; and all such expenses with interest thereon at the Default Rate shall, until paid, be secured by this Mortgage. In case Mortgagor shall fail forthwith to pay such amounts or any amounts due under any other Section of this Mortgage upon Mortgagee's demand, Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity as advised by counsel for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all monies adjudged or decreed to be payable.

                SECTION 2.3. Rights to Take Possession, Operate and Apply Revenues.

                 (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, to the extent permitted by law, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

                (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment ordecree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all expenses actually incurred in obtaining such judgment or decree including reasonable compensation to Mortgagee's attorneys and agents with interest thereon at the Default Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

                (c) Upon every such entry or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (1) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (2) purchase or otherwise acquire additional fixtures, personalty and other property, (3) insure or keep the

Mortgaged Property insured, (4) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (5) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the monies and proceeds so received first to the payment of Mortgagee for the payment in full of any indebtedness and satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

                (d)     Whenever, before any sale of the Mortgaged
Property under Section 2.6, all Obligations which are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

                SECTION 2.4.    Right to Cure Mortgagor's Failure to
Perform. After the occurrence and during the continuance of an Event of Default, Mortgagee may, at any time without notice, pay, perform or observe the term, covenant or condition giving rise to such Event of Default, and all payments made or costs or expenses actually incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate until paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person except for the gross negligence or willful misconduct of Mortgagee or any such Person. If Mortgagor shall fail to keep in full force and effect, or if

Mortgagee shall receive notice of an impending cancellation of, any insurance required hereunder or under the Note Purchase Agreements then, upon and after the earlier to occur of (i) the date immediately prior to any lapse, cancellation or termination of such insurance or (ii) five days' notice to Mortgagor, Mortgagee may, at its option, pay, procure, perform or observe the same, and all payments made or costs or expenses actually incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate until paid and such amounts shall constitute a part of the Obligations secured hereby. Nothing in this paragraph shall permit Mortgagee to pay, procure or perform such insurance obligations earlier than the date immediately prior to any lapse, cancellation or termination of such insurance.

                SECTION  2.5.   Right to a Receiver.  If an Event of
Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents, if any. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor will pay to Mortgagee upon demand all expenses including receiver's fees, attorney's fees and disbursements, costs and agent's compensation actually incurred pursuant to the provisions of this
Section 2.5; and all such expenses shall be secured by this Mortgage and shall be, upon demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate until paid.

                SECTION 2.6.    Foreclosure.

                (a) The Mortgaged Property may be sold through foreclosure subject to unpaid taxes and Permitted Liens, and after deducting all costs, fees and expenses of Mortgagee including costs of evidence of title in connection with the sale, Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.8.

                 (b) Any foreclosure of less than the whole of the Mortgaged Property shall not exhaust the power of foreclosure provided for herein; and subsequent foreclosures may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been foreclosed.

                 (c) Mortgagor waives, to the extent not prohibited by law, (1) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement before sale of any portion of the Mortgaged Property, (2) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under this Mortgage or any of the Transaction documents or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (3) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure, and (4) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshalling in the event of foreclosure of this Mortgage.

                 (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (1) to specifically enforce payment of some or all of the terms of the Note Purchase Agreements, or the performance of any term, covenant, condition or agreement of this Mortgage or any other right, or
(2) to pursue any other remedy available to it, all as Mortgagee shall determine most effectual for such purposes.

                 (e) If Mortgagee elects one or more of the above remedies, Mortgagor shall pay all of the costs and expenses of Mortgagee incurred in pursuance of such remedies including without limiting the generality thereof reasonable attorneys fees, all costs of collection, late payment penalties, abstracts of title or title insurance, hazard insurance on the Mortgaged Property, real property taxes on the Mortgaged Property which are paid or incurred by Mortgagee, repairs, maintenance, and replacements of the Mortgaged Property which are paid or incurred by Mortgagee, repairs, maintenance and replacements of the Mortgaged Property which are advanced by the Mortgagee, payments by Mortgagee to holders of Liens on the Mortgaged Property which are then due and payable, and interest commencing with the date of the Event of Default, calculated at the Default Rate, on the sum of the above costs and expenses plus the unpaid principal balance of the Obligations and interest unpaid prior to the date of Default, which shall become a part of the Obligations secured hereby and collectible as such. In the event of a foreclosure of this Mortgage, the abstracts of title or title insurance policies and all policies of hazard insurance, in each case relating to the Mortgaged Property, shall become the absolute property of Mortgagee.

                (f) In the event the Mortgaged Property is sold under foreclosure and the proceeds, together with the rents, issues and profits collected by Mortgagee, are insufficient to pay the total
Obligations, Mortgagee shall be entitled to a deficiency judgment against Mortgagor.

                SECTION 2.7.    Other Remedies.

                (a) If an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the uniform commercial code of the state wherein the Premises are located including without limitation tothe extent not prohibited by applicable law, the following:

         (i) either personally or by means of a court appointed receiver, to take possession of all or any of the Personal Property and exclude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter to hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor with respect to the Personal Property or any part thereof;

         (ii)   make such payments and do such acts as
Mortgagee may deem necessary to protect its security interest in the Personal Property including paying, purchasing, contesting or compromising any encumbrance, charge or Lien which is prior or superior to the security interest granted hereunder, and, in exercising any such powers or authority, paying all expenses incurred in connection therewith;

         (iii) assemble the Personal Property or any portion thereof at a place designated by Mortgagee and reasonably convenient to both parties, to demand prompt delivery of the Personal Property to Mortgagee or an agent or representative designated by it, and to enter upon any or all of the Premises or Improvements to exercise Mortgagee's rights hereunder; or

         (iv) sell or otherwise dispose of or purchase the Personal Property at public sale, with or without having the Personal Property at the place of sale, upon such terms and in such manner as Mortgagee may determine, after Mortgagee shall have given Mortgagor at least ten days' prior written notice of the time and place of any public sale or other intended disposition of the Personal Property by mailing a copy to Mortgagor at the address set forth in Section 4.2.

                 (b)    In connection with a sale of the Mortgaged
Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.8 of this Mortgage, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage.

                SECTION 2.8.    Application of Sale Proceeds and Rents.
After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums which then may be held by Mortgagee under this Mortgage as follows:

         First: to the payment of the actual costs and expenses of such sale including Mortgagee's reasonable attorneys' and agents' fees, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on all advances made by Mortgagee including all taxes or assessments;

         Second: to Mortgagee for the payment in full of indebtedness and satisfaction of the Obligations in accordance with the Collateral Agency Agreement; and

         Third: to Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any foreclosure of the Mortgaged Property by Mortgagee, the receipt of Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.

                SECTION 2.9. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.

                 (a) Mortgagor will not object to any sale of the Mortgaged Property in its entirety pursuant to Section 2.6, and for itself and all who may claim under it, Mortgagor waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshalled or to have the Mortgaged Property sold as separate estates, parcels, tracts or units in the event of any foreclosure of this Mortgage.

                (b) To the full extent permitted by the law of the state wherein the Mortgaged Property is located or other applicable law, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead-exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Mortgaged Property or the final and absolute putting of the purchasers into possession thereof immediately after any sale; and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the assets covered by the security interest created hereby marshalled upon any foreclosure of this Mortgage.

                SECTION 2.10.   Discontinuance of Proceedings.  In the
event Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

                SECTION 2.11. Suits to Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage or the Note Purchase Agreements, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

                SECTION 2.12. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or which may become due and payable hereunder after such date.

                SECTION 2.13.   Possession by Mortgagee.  Notwith-
standing the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

                SECTION 2.14.   Waiver.

                (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

                 (b) Even if Mortgagee (1) grants some forbearance or an extension of time for the payment of any sums secured hereby, (2) takes other or additional security for the payment of any sums secured hereby, (3) waives or does not exercise some right granted herein or under the Transaction documents,
(4) releases a part of the Mortgaged Property from this Mortgage, (5) agrees to change some of the terms, covenants, conditions or agreements of any of the Transaction documents, (6) consents to the filing of a map, plat or replat affecting the Premises (7) consents to the granting of an easement or other right affecting the Mortgaged Property or (8) makes or consents to an agreement subordinating Mortgagee's Lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

                SECTION 2.15. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                SECTION 2.16.  Unavailability of Remedies.  To the
extent the laws of the State in which the Premises are located limit (i) the availability of the exercise of any of the remedies set forth herein, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Mortgage.

                                 Article III.

                           Casualty and Condemnation

                SECTION 3.1.    Property Casualty and Condemnation.

                 (a) Notwithstanding any other provision of this Mortgage or the Transaction Documents, Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect, receive and hold in an account pursuant to Section 3.2 to the extent payable to Mortgagor, all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively, "Insurance Proceeds"), unless the amount of the related Insurance Proceeds is less than $10,000,000 in each instance and an Event of Default shall not have occurred and be continuing. Mortgagor agrees to notify Mortgagee and the holders of the Notes, in writing, promptly after Mortgagor obtains notice or knowledge of any Casualty to the Mortgaged Property in an amount exceeding $1,000,000, which notice shall set forth a description of such Casualty and Mortgagor's good faith estimate of the amount of related damages and the time required to complete the repairs or restoration of such Casualty. If Mortgagor shall receive any Insurance Proceeds payable to Mortgagee pursuant to the terms hereof, Mortgagor agrees, subject to the foregoing limitations, to endorse and transfer such Insurance Proceeds it receives to Mortgagee. Mortgagor shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld provided that no Default or Event of Default has occurred and is then continuing; and provided further, that, except during the existence of a Default or an Event of Default, Mortgagee's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $25,000,000.

                (b) Mortgagor shall notify Mortgagee and the holders of the Notes immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property (except for any immaterial taking with respect to the widening of existing roads or the taking of any utility easement which does not adversely affect any existing or future Improvements), or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of Mortgagee, which consent shall not be unreasonably withheld. Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect, receive and hold in an account pursuant to Section 3.2, all proceeds of any such Condemnation in excess of $10,000,000 in each instance (in each case, the "Condemnation Proceeds"). Mortgagor agrees to execute such further assignments of any Condemnation Proceeds so payable to Mortgagee as Mortgagee may reasonably require.

                (c) In the event of any Condemnation of less than "all or substantially all" of the Mortgaged Property (which determination shall be made by Mortgagee in its reasonable discretion), Mortgagor shall, subject to the conditions contained in subsection (f) below, restore the Mortgaged Property to substantially its same condition immediately prior to such Condemnation subject to such modifications as shall be required by Mortgagor in the exercise of its prudent business judgment, provided there is no material adverse affect on the fair market value of the Mortgaged Property before giving effect to such Condemnation. In the event of a Condemnation of "all or substantially all" of the Mortgaged Property (which determination shall be made by Mortgagee in its reasonable discretion) Mortgagee shall, at the option of Mortgagor, either (i) retain, as Mortgaged Property, the related Condemnation Proceeds in a separate cash collateral account pursuant to Section 3.2 for the benefit of the Secured Parties pursuant to the Note Purchase Agreements or (ii) allow Mortgagor to construct and install substantially similar Improvements, Fixtures and Major Units on other land owned by Mortgagor subject to the requirements of subsection
(f) below, and so long as Event of Default has occurred and is continuing, provided (a) the replacement Mortgaged Property shall be of utility comparable to that of the replaced Mortgaged Property, (b) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement Mortgaged Property shall in no way relieve Mortgagor of its obligation to complete construction of any replacement Mortgaged Property, (c) Mortgagor executes and delivers a mortgage in the form of this Mortgage, or a supplement to this Mortgage, encumbering such replacement Mortgaged Property and (d) Mortgagor otherwise puts Mortgagee in a substantially similar position as under this Mortgage with respect to the Mortgaged Property.

                (d) In the event of any Casualty costing, in Mortgagee's reasonable determination, less than $10,000,000 to repair or restore, Mortgagor shall, subject to the conditions contained in subsection (f) below, restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty costing, in Mortgagee's reasonable determination, $10,000,000 or more to repair or restore, Mortgagor shall have the option to either:

          (i)   subject to the conditions contained in
subsection (f) below, and so long as no Default or Event of Default has occurred and is continuing, restore the Mortgaged

Property to substantially its same condition immediately prior to such Casualty, provided that Mortgagor, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account pursuant to Section 3.2 with Mortgagee for the benefit of the Secured Parties; or

         (ii)   direct Mortgagee to retain, as Mortgaged
Property, the related Casualty Proceeds in a separate cash collateral account pursuant to Section 3.2 for the benefit of the Secured Parties.

                 (e) Mortgagor shall make any election contemplated by subsections (c) or (d) above by notifying Mortgagee and the holders of the Notes promptly after the later to occur of (A) five days after Mortgagor and its insurance carrier or the condemning authority reach a final determination of the amount of any Insurance or Condemnation Proceeds and (B) 30 days after the occurrence of the Casualty or Condemnation. If Mortgagor shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve Mortgagor of such obligation to so restore if it is so required or once such election has been made and provided Mortgagee shall make available to Mortgagor all net Insurance Proceeds in the possession of Mortgagee. In the event Mortgagor shall be required to restore or shall notify Mortgagee and the holders of the Notes of its election to restore, Mortgagor shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion subject to the restrictions of subsection (f). In the circumstance where Mortgagor shall be required to restore or shall so elect to restore and no Event of Default has occurred and is continuing Mortgagor shall not be required to comply with the requirements of subsection
(f) below in connection with such restoration (except as required by clause
(f)(iii)(A) and (B)), so long as the cost of such restoration shall be less than $50,000,000. In the event of any Casualty or Condemnation, Mortgagor shall be obligated to place the Mortgaged Property (or any remaining portion thereof, if any,) in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Mortgage.

                (f)     Except as otherwise specifically provided in this
Section 3.1, all Insurance Proceeds and all Condemnation Proceeds recovered by Mortgagee (i) are to be applied to the restoration of the Mortgaged Property (less the reasonable cost, if any, to Mortgagee of such recovery and of paying out such proceeds including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and
(ii) shall be applied by Mortgagee to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and
(iii) shall be paid out from time to time to Mortgagor upon request by Mortgagor as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

         (A) Mortgagor must promptly commence the restoration process in connection with the Mortgaged Property;

         (B) the Work shall be in the charge of an architect or engineer and before Mortgagor commences any Work, other than temporary work to protect property or prevent interference with business, Mortgagee shall have received the plans and specifications and the general contract for the Work from Mortgagor; and plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (x) be in compliance with all requirements of applicable Governmental Authorities such that all representations or warranties of Mortgagor relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Mortgage or the Transaction Documents will be correct in all respects and
    (y) be of substantially equal value and general utility to the improvements that were on such Mortgaged Property prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the affect of such Condemnation;

         (C) each request for payment shall be made on seven days' prior notice to Mortgagee and shall be accompanied by a certificate to be made by such architect or engineer, stating (x) that all the Work completed has been done in substantial compliance with the plans and specifications, (y) that the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by Mortgagee, does not exceed the value of the Work done to the date of such certificate;

        (D) each request shall be accompanied by waivers of lien satisfactory to Mortgagee covering that part of the Work for which payment or reimbursement is being requested and, if required by Mortgagee, by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to Mortgagee, that there has not been filed with respect to such Mortgaged Property any mechanics' or other Lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded or insured against to the reasonable satisfaction of Mortgagee;

        (E) no Event of Default shall have occurred and be continuing;

                (F) the request for final payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal;


                (G) after commencing the Work, Mortgagor shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications; and

                (H) if at any time whether before or after the commencement of the Work, the Insurance Proceeds or the Condemnation Proceeds, or the undisbursed balance thereof, shall not, in the reasonable opinion of Mortgagee, be sufficient to pay in full the balance of the costs which will be incurred in connection with the Work, before any further disbursement of such Insurance Proceeds or Condemnation Proceeds shall be made, Mortgagor shall either deposit such deficiency with Mortgagee, to be held by Mortgagee in a separate cash collateral account pursuant to
                        Section 3.2 for the benefit of the Secured Parties or provide to Mortgagee other evidence, reasonably satisfactory to Mortgagee, of its financial ability to pay for such deficiency. The deficiency so deposited shall be disbursed for costs actually incurred in connection with the Work on the same conditions set forth above but prior to any further disbursement of Insurance Proceeds or Condemnation Proceeds.

Upon completion of the Work and payment in full therefor, and provided no Event of Default shall have occurred or be continuing, Mortgagee will disburse to Mortgagor the amount of any Insurance Proceeds then or thereafter in the hands of Mortgagee on account of the Casualty that necessitated such Work, together with all undisbursed accrued interest thereon.

                (g)     Nothing in this Section 3.1 shall prevent
Mortgagee from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Mortgage or any other Transaction Document.

                SECTION 3.2.    Casualty and Condemnation Cash
Collateral Account. For the purposes of this Article III, Mortgagee shall deposit Insurance Proceeds and Condemnation Proceeds into a separate cash collateral account and monies so deposited therein may be invested at the direction of Mortgagee from time to time in Permitted Investments (as defined in the Collateral Agency Agreement) so long as (i) arrangements reasonably satisfactory to Mortgagee are made to ensure that Mortgagee will at all times have a first and prior Lien on such Permitted Investments, (ii) Mortgagor shall bear the risk of loss of any such Permitted Investments and (iii) no Event of Default shall have occurred and be continuing.

                                  Article IV.

                                 Miscellaneous

                SECTION 4.1.    Partial Invalidity.  In the event any
one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid,illegal or unenforceable provision had never been contained herein or therein.

                SECTION 4.2.    Notices.  All notices to be sent
hereunder shall be delivered in the manner prescribed in Section
19 of the Note Purchase Agreements.

                SECTION 4.3. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

                SECTION 4.4.    Counterparts.  This Mortgage may be
executed in any number of counterparts and all such counterparts shall together constitute but one and the same mortgage.

                SECTION 4.5.    Satisfaction and Cancellation.

                (a)     The conveyance to Mortgagee created and
consummated by this Mortgage shall be null and void and this Mortgage shall be cancelled and surrendered when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Note Purchase Agreements and the Notes.

                (b) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked "satisfied" by Mortgagee, and this Mortgage may be canceled of record at the request and at the expense of Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) or (b) and Mortgagor will pay all costs and expenses including reasonable attorneys' fees and disbursements, incurred by Mortgagee in connection with the preparation and execution of such documents.

                SECTION 4.6.    Definition of Terms Used in the Note
Purchase Agreements. All capitalized and other terms used but not defined herein shall have their ascribed meanings as set forth in the Note Purchase Agreements.

                SECTION 4.7. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following mean-ings:

                "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or permitted to close in New York City.

                "Casualty" is defined in Section 3.1(a).

                "Cold Mill" is defined in Granting Clause Fourth.

                "Collateral Agency Agreement" is defined in preamble.

                "Completion Date" is defined in Section 4.14.

                "Condemnation" is defined in Section 3.1(b).

                "Condemnation Proceeds" is defined in Section 3.1(b).

                "Costs" is defined in Section 1.16(i).

                "Default" shall mean any event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

                "Environmental Laws" means (1) the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq., (2) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A.
Section 6901 et seq., (3) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq.,
(4) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251, (5) the Toxic Substances Control Act, 15 U.S.C.A. 2601, (6) all other laws relating to air pollution, water pollution, and/or the handling, discharge, existence, disposal or recovery of on-site or off-site hazardous, toxic or dangerous waste, substances or materials, and (7) the rules, regulations and ordinances of (A) the city, county and state in which the Land is located or in which Mortgagor has disposed of Hazardous Materials, (B) the Environmental Protection Agency and
(C) all other applicable federal, state, regional and local agencies and bureaus as each of the foregoing may be amended from time to time.

                "Event of Default" is defined in Section 2.1.

                "Hazardous Materials" means any substance, material or waste, which is (1) regulated under any Environmental Law, (2) defined as a "hazardous waste", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste" or other similar term or phrase under any Environmental Law, (3) petroleum, (4) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.A. 1251 (33 U.S.C.A.
1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.A.
1317), (5) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.A. 6901 (42 U.S.C.A. 6903), or
(6) defined as a "hazardous substance" pursuant to Section 101(14) of the Comprehensive Environmental Response,
Compensation, and Liability Act, 42 U.S.C.A. 9601 (42 U.S.C.A.
9601).

                "Hot Dip Line" is defined in the Granting Clause Fourth.

                "Improvements" is defined in preamble.

                "Indemnified Parties" is defined in Section 1.16(i).

                "Insurance Proceeds" is defined in Section 3.1(a).

                "Insurance Requirements" shall mean all terms of any insurance policy required by this Mortgage, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Mortgaged
Property or any use or condition thereof, which may, at any time, be required by the Board of Fire Underwriters having jurisdiction thereover, if any, having jurisdiction over the Mortgaged
Property, or such other Person exercising similar functions.

                "IRPTL" is defined in Section 1.16(c).

                "Land" is defined in preamble.

                "Leases" is defined in Granting Clause Seventh.

                "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions (including without limitation any of the foregoing relating to Hazardous Materials) affecting either the Mortgaged Property or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force including without limitation any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property, (ii) in any way limit the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto,
(iii) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Mortgagor, any time in force affecting the Mortgaged Property, or (iv) pertain to requirements for equal opportunity, anti-discrimination, disability accommodation, environmental protection, zoning or land use.

                "Major Units" is defined in the Granting Clause Fourth

                "Material Adverse Effect" shall mean a material adverse effect on (i) the value of the Mortgaged Property, (ii) Mortgagor's operations at the Mortgaged Property, (iii) the ability of Mortgagor to perform its obligations under the Note Purchase Agreements, the Notes or this Mortgage or
(iv) the validity or enforceability of the Note Purchase Agreements, the

 Notes or this Mortgage.

                "Mortgage" is defined in preamble.

                "Mortgage Default" is defined in Section 2.1.

                "Mortgaged Property" is defined in preamble.

                "Note Purchase Agreements" is defined in preamble.

                "Note Purchasers" is defined in preamble.

                "Notes" is defined in preamble.

                "Obligations" is defined in the preamble.

                "Permits, Plans and Warranties" is defined in Granting Clause Sixth.

                "Personal Property" is defined in Granting Clause Fifth.

                "Premises" is defined in preamble.

                "Proceeds" is defined in Granting Clause Eighth.

                "Rents" is defined in Granting Clause Fifth.

                "Secured Parties" shall mean (a) Mortgagee, (b) the Note Purchasers and (c) the successors and assigns of each of the foregoing.

                "Specified Provisions" is defined in Section 4.14.

                "Software" is defined in Granting Clause Ninth.

                "Transaction Documents" shall mean the Note Purchase Agreements, the Notes, this Mortgage and the Collateral Agency
Agreement.

                "Work" is defined in Section 3.1(f).

                SECTION 4.8. Definitions Generally. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (d) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein". Any act which Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act which is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under this Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

                SECTION 4.9.    Right of Entry.  Mortgagee and its
agents and employees shall have the right, subject to the rights of tenants under existing and valid Leases, to enter and inspect, and/or to take any action permitted hereunder with respect to, the Mortgaged Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable or such other notice, if any, as may be expressly herein provided.

                SECTION 4.10.   No Merger.  If Mortgagor's and
Mortgagee's estates including without limitation upon the delivery of a deed by Mortgagor in lieu of a foreclosure sale, or upon a purchase of the Mortgaged Property by Mortgagee in a foreclosure sale, become the same this Mortgage and the Lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as to the separate estates; and, as a consequence thereof, upon the foreclosure of the Lien created by this Mortgage any Leases or subleases then existing and created by Mortgagor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Mortgagee or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any Lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such Lessee or sublessee.

                SECTION 4.11.   Tax Reduction Proceedings.  After an
Event of Default, Mortgagor shall be deemed to have appointed Mortgagee as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Mortgaged Property for real property tax purposes and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Obligations remain unpaid and any Event of Default shall be continuing.

                SECTION 4.12.   Sole Discretion of Mortgagee.  Wherever
pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise specifically provided herein.

                SECTION 4.13.   No Joint Venture or Partnership.
Mortgagor and Mortgagee intend that the relationship created under this Mortgage be solely that of mortgagor and mortgagee. Nothing therein is intended to create a joint venture, partnership, tenancy-in-common, agency or joint tenancy relationship between Mortgagor and Mortgagee, nor to grant to Mortgagee any interest in the Mortgaged Property other than that of mortgagee; it being the intent of the parties hereto that Mortgagee shall not share in any loss whatsoever generated by the Mortgaged Property and that Mortgagee shall have no control over the day-to-day management and operation of the Mortgaged Property.

                SECTION 4.14.   Completion of Construction.  Anything
contained herein to the contrary notwithstanding, for the period commencing on the date hereof and ending on the date (the "Completion Date") upon which the conditions of Section 9.7(a) of the Note Purchase Agreements have been fulfilled, Sections 1.1(b), 1.1(j), 1.4, 1.5, Article III (except to the extent
Article III applies to Condemnation), the last sentence of each of Sections 1.1(a), 1.1(d) and 1.9 and the second sentence of Section 1.1(k) (collectively, the "Specified Provisions") shall have no force or effect. Upon the occurrence of the Completion Date, all of the covenants and agreements set forth in the Specified Provisions will become effective and all of the representations set forth in the Specified Provisions will be deemed made as of the Completion Date.

                                  Article V.
                             Particular Provisions

                This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
                SECTION 5.1.    Applicable Law; Certain Particular
Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York; provided that the provisions of this Mortgage relating to the creation, perfection and enforcement of the Lien and security interest created by this Mortgage in respect of the Mortgaged Property and the exercise of each remedy provided hereby including the power of foreclosure procedures set forth in this Mortgage and any other provisions which are required by applicable law to be governed by and/or construed in accordance with the internal laws of the state where the Mortgaged Property is located, shall be governed by and construed in accordance with the internal law of the State where the Mortgaged Property is located, and Mortgagor and Mortgagee will submit to jurisdiction and the laying of venue for any suit on this Mortgage in such State.
                SECTION 5.2.    Future Advances; Maximum Amount of
Indebtedness. This Mortgage is intended to secure additional advances that may be made by the Note Purchasers to Mortgagor after the date hereof and all modifications, extensions and renewals of any of the Transaction Documents. Notwithstanding any provision set forth herein to the contrary, the maximum amount of principal indebtedness secured by this Mortgage at execution, or which under any contingency may become secured hereby at any time hereafter, is $500,000,000 (whether made as an obligation, made at the option of Mortgagee, made after a reduction to a zero or other balance or made otherwise) including all interest payable under the Notes and all amounts expended by Mortgagee after default by Mortgagor (A) for the payment of taxes, charges or assessments which may be imposed by Legal Requirements upon the Property; (B) to maintain the insurance required under this Mortgage; (C) for any expenses incurred in maintaining the Property and upholding the Lien of this Mortgage including but not limited to the expense of any litigation to prosecute or defend the rights and Lien created by this Mortgage, and (D) for any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority.

                IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed under seal and delivered to Mortgagee by Mortgagor on the date first above written.

                                               AK STEEL CORPORATION

                                               By__________________
                                               Name:
                                               Title:


                         Certificate of Acknowledgment
                         -----------------------------

STATE OF _________)
                  ) SS:
COUNTY OF ________)

                Before me, a Notary Public in and for said County and State, personally appeared __________________________, the
_____________________________ of AK Steel Corporation, a Delaware
corporation, and acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said corporation, and who, having been duly sworn, stated that any representations therein contained are true and correct.

                Witness my hand and Notarial Seal this _______ day of ___________ , 1997.


-------------------------
                                                        (signature)

                                            ---------------------------------
 My Commission Expires:                       (printed name)   Notary Public


------------------------------                Resident of
            County

[SEAL]


This instrument was prepared by:

Harvey Fuchs, Esq.
Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York 10022-4677

                                   Exhibit A
                               Legal Description

[Legal descriptions of building site of approximately 3 acres at Mortgagor's property in Spencer County, Indiana including all necessary beneficial easements (e.g. for adequate means of vehicular and pedestrian access, common walls, subjacent support, utilities, mechanical systems, etc.) to be provided by Mortgagor.] 0212599.04

                                   Exhibit B

Principal Processes
The New Facility will include capacity for the following processes:

 . Continuous cold mill. At the heart of the New Facility will be a 60,000 horsepower continuous cold mill, designed to cold reduce carbon steel hot bands. A laser welder will join separate coils of hot and into a single strip, which will be fed into a horizontal accumulator to allow the mill to operate continuously as additional coils are welded to the strip. The mill will also cold reduce stainless steel hot bands and cold bands. Cold rolling of both carbon and stainless steel will be subject to continuous variable crown management to assure precise product gauge and shape.

 . Hot dip galvanizing line. This coating line will be capable of producing the premium grades of galvanized and galvannealed steel desired by the automotive market. After cleaning, a continuous strip of cold rolled carbon steel will enter a radiant tube furnace, free of oxygen contamination, where new heating control technology will permit instant adjustments for changes in material size and grade, resulting in higher yield and quality consistency throughout the final coil. Nitrogen finishing coating knives will assure precise coating weights. Material to be galvannealed will also pass though an electrical induction furnace, providing the precise heating necessary to control the alloy composition. The unit will include a skin pass mill for shape control and an in-line roll coater for organic and chemical coatings for additional corrosion protection or paint pretreatment. The exit portion of the unit will include a two-sided, in-line inspection station to permit both vertical and horizontal inspection.

                                                      EXHIBIT 1.2(b)
                                                      to Note Purchase Agreement

                          COLLATERAL AGENCY AGREEMENT

          This COLLATERAL AGENCY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of December
                                               ---------
17, 1996, among AK STEEL CORPORATION, a Delaware corporation (the "Company"),
                                                                   -------
the Purchasers referred to below, and NBD BANK, N.A., a national banking association acting in its capacity as collateral agent for the benefit of the Holders referred to below (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"). The Company has entered into
                               ----------------
several Note Purchase Agreements dated as of December 17, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreements") with the Purchasers named therein (the
 ------------------------
"Purchasers"), providing for the issue and sale by the Company of its Senior
 ----------
Secured Notes, Series A-E, due 2004 in an aggregate principal amount of up to $250,000,000 (the "Notes").
                   -----

          To secure its obligations under the Note Purchase Agreements and the Notes, the Company is required to execute and deliver the Original Mortgage referred to in the Note Purchase Agreements and from time to time to supplement and amend the Original Mortgage and otherwise comply with the requirements of the Note Purchase Agreements. The purpose of this Agreement is, among other things, for the Purchasers to appoint NBD Bank, N.A. as collateral agent for the ratable benefit of the Purchasers and the holders from time to time of the Notes (collectively with the Purchasers, the "Holders"), to establish certain accounts
                                        -------
and to provide for the enforcement by the Collateral Agent, for the ratable benefit of the Holders, of the rights of such Holders with respect to the Collateral (as defined below).

          Accordingly, the parties hereto agree as follows:

          (S)1. Defined Terms.  Capitalized terms used but not defined in this
                -------------
Agreement shall have the meanings specified or ascribed thereto in the Mortgage or the Note Purchase Agreements, as applicable. The following terms shall have the following meanings:

          "Insurance Proceeds" has the meaning specified in the Mortgage.
           ------------------

          "Collateral" means the Mortgaged Property as defined in the Mortgage.
           ----------

          "Collateral Account" has the meaning specified in Section 6.1.
           ------------------

          "Condemnation Proceeds" has the meaning specified in
           ---------------------


                          COLLATERAL AGENCY AGREEMENT
the Mortgage.

          "Mortgage" means the Original Mortgage as supplemented or amended from
           --------
time to time as contemplated thereby and by the Note Purchase Agreements.

          "Permitted Investments" has the meaning specified in the Note Purchase
           ---------------------
Agreements.

          (S)2. Appointment.  The Purchasers hereby designate and appoint NBD
                -----------
Bank, N.A., as Collateral Agent to act as specified herein and in the Mortgage. Each Purchaser (and any subsequent Holder by acceptance of a Note) hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Mortgage and any other instruments and agreements referred to herein or therein and to exercise all powers set forth herein and therein, for the benefit of the Holders to the extent set forth in the Mortgage, including without limitation the right to foreclose or otherwise realize upon the Collateral and to initiate, prosecute and defend any and all legal proceedings against the Company or against any other party to the Mortgage and to perform such duties hereunder and thereunder as are specifically delegated to or permitted or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.

          The Collateral Agent accepts its appointment as collateral agent and agrees to execute its duties and obligations hereby created upon the terms and conditions set forth herein and in the Mortgage.

          (S)3.     Duties, Powers And Rights Of Collateral Agent.
                    ---------------------------------------------

          (S)3.1    Specific Duties Of The Collateral Agent.  The Collateral
                    ---------------------------------------
Agent shall:

          (a) upon the receipt by it of written instructions of the Majority Holders, execute and deliver on behalf of the Holders such documents or instruments as described in the written instruction of the Majority Holders as shall be necessary or appropriate from time to time to maintain the perfection of any lien in, to or upon the Collateral or any portion thereof, which liens have been, are or will be granted pursuant to the Mortgage;

          (b) accept, on behalf of the Holders, any part of the Collateral delivered to it, including without limitation any certificated securities, licenses, instruments and documents, and accept, on behalf of the Holders, any new Collateral given as security for the obligations secured by the

                          COLLATERAL AGENCY AGREEMENT

     Mortgage, which Collateral may be delivered for safekeeping to third-party custodians and, upon the receipt of written instructions of the Majority Holders, execute and deliver, on behalf of the Holders, such documents or instruments evidencing the creation of any lien with respect thereto and perfecting such lien as shall be set forth in such instructions;

          (c) release the Collateral or any portion thereof from any liens thereon which were created pursuant to the Mortgage if such release is in compliance with the terms of the Mortgage or the Note Purchase Agreements or approved by the Majority Holders;

          (d) furnish the Holders, promptly upon receipt thereof, duplicates of all reports, notices, requests, demands, certificates and other documents received by the Collateral Agent under this Agreement, the Mortgage or any instrument or document entered into pursuant thereto unless any such document shall state thereon that it has previously been furnished directly to the Holders;

          (e) upon receipt by it of written instructions from the Majority Holders, take such action as set forth in the instructions to protect and preserve the Collateral and realize on and foreclose upon the Collateral, including without limitation exercising any powers or any of the remedies described in the Mortgage;

          (f) provide notice required by the Mortgage or by law to the Company or any other party entitled thereto, in order to take any actions required or authorized to be taken under this Agreement or the Mortgage; and

          (g) take, or refrain from taking, such other actions (but only such actions that are set forth in this Agreement) as the Majority Holders shall from time to time direct by written instruction to the Collateral Agent.

          (S)3.2.   Duties Limited.  (a)  Except as expressly provided herein,
                    --------------
in the Mortgage or in written instructions of the Majority Holders, the Collateral Agent shall not have any duty or obligation, express or implied, to:

               (i) manage, control, use, maintain, sell, dispose of, purchase, bid for or otherwise deal with the Collateral or any portion thereof, or to otherwise take or refrain from taking any action under, or in connection with this Agreement or the Mortgage, except to the extent required by law;


                          COLLATERAL AGENCY AGREEMENT

               (ii) take any action which relates to, materially affects or impairs the amounts which the Holders may recover from disposition of the Collateral, including without limitation any election or waiver of remedies available under the Mortgage or with respect to the Collateral or the manner of foreclosure upon the same; any determination of the order and timing of foreclosure upon any portion of the Collateral or of the amount of any credit bid to be entered at any public or private, judicial or nonjudicial sale of the Collateral; the pursuit of any remedies against the Company following the completion of foreclosure upon the Collateral; the compromise or settlement of any claims against the Company including the conduct of any negotiations relating to the same or with a view toward the termination of any pending foreclosure proceedings;

               (iii) obtain or maintain insurance on the Collateral or any other insurance;

               (iv) pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral;

               (v) advance any moneys related to the Collateral or for the benefit of the Holders for any purpose;

               (vi) take any action or omit to take any action not expressly provided for in the Mortgage and documents related thereto and executed in connection therewith; or

               (vii) take any action or omit to take any action to perfect or insure priority for the security interest granted by the Mortgage unless instructed in writing by the Majority Holders.

          (b) In addition to and not in limitation of the provisions of Section 3.2(a), under no circumstances shall the Collateral Agent have any duty or obligation to take any actions hereunder, even if instructed to do so by the Majority Holders, if the Collateral Agent determines, in its sole and absolute discretion, that such actions would subject it to liability or expense for which satisfactory indemnity has not been provided hereunder or otherwise.

          (S)3.3.   Written Instructions.  In the event that the Collateral
                    --------------------
Agent receives written instructions from the Majority


                          COLLATERAL AGENCY AGREEMENT

Holders which the Collateral Agent determines, in its sole and absolute discretion, to be ambiguous, inconsistent, in conflict with this Agreement or the Mortgage or otherwise insufficient to direct the actions of the Collateral Agent, then the Collateral Agent shall have no obligation whatsoever to take or refrain from taking any action pursuant to such written instructions, but shall instead do one or more of the following:

          (a) seek additional written instructions satisfactory to it from the Majority Holders; or

          (b)  resign as Collateral Agent in accordance with this Agreement; or

          (c) at the expense of the Holders, which fees and expenses shall be paid in advance, commence an action in a court of appropriate jurisdiction requiring the Holders to interplead and settle among themselves their rights in and to the Collateral and any proceeds thereof then held by the Collateral Agent.

          (S)3.4.   Reliance.  In acting with respect to this Agreement and the
                    --------
Mortgage, the Collateral Agent shall be entitled to:

          (a) rely on any communication believed by it to be genuine and to have been made, sent or signed by the person, firm or institution by whom it purports to have been made, sent or signed;

          (b) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Holders or the Company upon a certificate signed by or on behalf of any such party;

          (c) rely on the representations made by the Holders in their respective instructions regarding their respective authority to provide the instructions; and

          (d) rely on the advice or services of any persons, firms or professionals employed by it and rely upon the opinions and statements of any professional advisor so employed.

          (S)3.5.   No Responsibility.  The Collateral Agent does not assume any
                    -----------------
responsibility for:

          (a) any failure or delay in performance or breach by the Company, or by any Holder of any obligations under this Agreement, the Mortgage or the Note Purchase Agreements; or


                          COLLATERAL AGENCY AGREEMENT

          (b) the truth or accuracy of any representation or warranty or statement given or made in connection with this Agreement, the Mortgage or the Note Purchase Agreements; or

          (c) the legality, validity, effectiveness, adequacy or enforceability of the Mortgage or the liens on the Collateral; or

          (d) the validity, enforceability or sufficiency of any agreement or instrument or any depreciation or diminution in the value of any Collateral or the income thereon.

          In the absence of negligence or willful misconduct, the Collateral Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in good faith in the performance of its duties under this Agreement or the Mortgage.

          (S)3.6.   Reliance By Collateral Agent.  In the absence of negligence
                    ----------------------------
or willful misconduct, the Collateral Agent may rely upon any certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent may consult with independent counsel reasonably satisfactory to the Majority Holders, and a written opinion of such counsel shall constitute full and complete protection in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel. The Collateral Agent may execute any of its powers hereunder or perform any duties hereunder either directly or through agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (S)4. Moneys to be Held in Trust.  All moneys received by the
                --------------------------
Collateral Agent hereunder and under the Mortgage, including but not limited to moneys in the Collateral Account, shall be held by the Collateral Agent in trust and applied for the purposes of this Agreement and the Mortgage, but need not be segregated from other funds of the Collateral Agent except as required herein, by the Mortgage or by law.

          (S)5.     Application of Sale Proceeds and Rents.  All moneys
                    --------------------------------------
collected by the Collateral Agent upon any sale of the Collateral, together with any other moneys received by the Collateral Agent under this Agreement, shall be applied as follows:

          (a) first, to the payment of the actual costs and

                          COLLATERAL AGENCY AGREEMENT
     expenses of such sale, including compensation to the Collateral Agent's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Collateral Agent under the Mortgage, together with interest on all advances made by the Collateral Agent, including all taxes or assessments and the cost of removing any Permitted Lien;

          (b) second, to the Collateral Agent for the payment in full of indebtedness and satisfaction of the obligations secured by the Mortgage in accordance with this Agreement; and

          (c) third, to the Company, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          (S)6.   Collateral Account.
                  ------------------

          (S)6.1. Establishment of Collateral Account.  The Collateral Agent
                  -----------------------------------
hereby establishes a segregated trust account entitled the "Casualty and Condemnation Cash Collateral Account" (the "Collateral Account") in the name of
                                            ------------------
the Collateral Agent, for the ratable benefit of the Holders, into which the Company will deposit (or cause to be deposited) immediately upon receipt, all
(A) Insurance Proceeds and (B) Condemnation Proceeds pursuant to Section 3.1 of the Mortgage. Except as otherwise expressly provided herein, the Collateral Account shall be under the exclusive dominion and control of the Collateral Agent for the ratable benefit of the Holders. Each Holder hereby irrevocably directs and authorizes the Collateral Agent to deposit and withdraw funds from the Collateral Account in accordance with the terms and conditions of this Agreement. The Company shall have no right of withdrawal in respect of the Collateral Account.

          (S)6.2.   Application of Collateral Account Before an Event of
                    ----------------------------------------------------
Default. Amounts received by the Collateral Agent in respect of the Collateral Account shall be applied by the Collateral Agent pursuant to the Mortgage.

          (S)6.3.   Application of Collateral Account Following an Event of
                    -------------------------------------------------------
Default.  Amounts on deposit in the Collateral Account, and all other
-------
Condemnation Proceeds and Insurance Proceeds, shall be applied in accordance with the Mortgage.

          (S)6.4.   No Investment in the Notes.  Neither the Collateral Agent
                    --------------------------
nor any of its Controlled Affiliates shall hold any of the Notes for its own account.

                          COLLATERAL AGENCY AGREEMENT

          (S)7. Investment.
                ----------

          (S)7.1.  Permitted Investments.  Moneys held by the Collateral Agent
                   ---------------------
in the Collateral Account maintained under this Agreement shall be invested and reinvested in any Permitted Investment, or any combination thereof, so long as
(i) arrangements reasonably satisfactory to the Collateral Agent are made to ensure that the Collateral Agent will at all times have a first and prior Lien on such Permitted Investments, (ii) the Company shall bear the risk of loss of any such Permitted Investments and (iii) no Event of Default shall have occurred and be continuing. Each Permitted Investment made with moneys from the Collateral Account shall be held in such Collateral Account and shall be a part thereof.

          (S)7.2.        Books of Account; Statements.  The Collateral Agent
                         ----------------------------
shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Collateral Account and all Permitted Investments effected by the Collateral Agent as set forth in this Section 7.
The Collateral Agent shall make such books of account available during normal business hours for inspection and audit by the Company and the Holders and their respective representatives.

          Not later than 15 days after the end of each calendar month, the Collateral Agent shall deliver to the Company and each Holder, upon written request therefor, a statement setting forth the transactions into and out of the Collateral Account during such calendar month.

          (S)8. Compensation; Indemnification.  The Collateral Agent shall be
                -----------------------------
entitled to receive from the Company such reasonable compensation for its services as shall be agreed from time to time between the Company and the Collateral Agent and payment or reimbursement of its reasonable expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) hereunder. In addition, the Collateral Agent shall be indemnified by the Company for, and held harmless by it against, any and all damages, losses, liability, costs, charges, expenses and judgments incurred without gross negligence, fraud, deceit, bad faith or willful misconduct on its or its officers', directors', employees' or agents' part, arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses (including reasonable costs and expenses of its attorneys and agents) of defending itself against any claim of liability in the premises, and shall be entitled to be furnished with reasonable security or indemnity prior to undertaking any remedial action hereunder (other than the giving of notice).

                          COLLATERAL AGENCY AGREEMENT

          (S)9. Resignation or Removal.  The Collateral Agent may resign on not
                ----------------------
less than 60 days' written notice to the Company and the Holders, but such resignation shall not take effect until a successor has been appointed and accepted its duties in accordance with Section 10. If no successor Collateral Agent shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, and such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Collateral Agent. The Collateral Agent may be removed at any time, with or without cause, by written notice from the Majority Holders delivered to the Collateral Agent and the Company, but such removal shall not take effect until a successor has been appointed and accepted its duties in accordance with Section 10.

          (S)10.  Successor Collateral Agent.  Any corporation or association
                  --------------------------
which succeeds to the corporate trust business of the Collateral Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Collateral Agent hereunder and shall be deemed to have assumed all of the obligations of the Collateral Agent hereunder, without any further act or conveyance. In the event of the resignation or removal of the Collateral Agent or a vacancy from any other cause, a successor may be appointed by the Majority Holders after consultation with the Company, provided that the consent of the Company is not required. Any successor Collateral Agent under this Section 10 shall be a bank or trust company organized under the laws of the United States or of one of the states thereof, having a combined capital, surplus and undivided profits of not less than $500,000,000. Any such successor Collateral Agent shall become vested with all the property rights and powers of the Collateral Agent hereunder, without any further act or conveyance. Any predecessor Collateral Agent shall from time to time execute, deliver and record such instruments as the Collateral Agent may reasonably require to confirm any succession hereunder.

          (S)11.  Notices.  All notices shall be given as set forth in the Note
                  -------
Purchase Agreements or the Mortgage.

          (S)12.  Severability.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                          COLLATERAL AGENCY AGREEMENT

          (S)13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL
                  -------------
BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          (S)14.  Amendments; Waivers.  Anything in Section 17 of the Note
                  -------------------
Purchase Agreements to the contrary notwithstanding, any term of this Agreement may be modified, amended or supplemented and the observance of any term hereof may be waived only by an instrument in writing signed by the Company, the Collateral Agent and the Majority Holders.

          (S)15.  Termination of Agreement.  This Agreement shall terminate when
                  ------------------------
the Notes and all other obligations secured by the Mortgage have been indefeasibly satisfied and paid in full.

          (S)16.  Captions.  The captions and headings in this Agreement are for
                  --------
convenience of reference only and shall in no way define or limit the provisions hereof.

          (S)17.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

                          COLLATERAL AGENCY AGREEMENT

          IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agency Agreement to be executed by its duly authorized officer as of the date first written above.



Company:        AK STEEL CORPORATION


                By _________________________________________
                    Name:
                    Title:




Collateral
  Agent:

                By _________________________________________
                    Name:
                    Title:


Purchasers:     TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                    AMERICA


                By _________________________________________
                    Name:
                    Title:


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED


                By _________________________________________
                    Name:
                    Title:


CM LIFE INSURANCE COMPANY

                          COLLATERAL AGENCY AGREEMENT

                By _________________________________________
                    Name:
                    Title:


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


LIFE INSURANCE COMPANY OF GEORGIA


                By _________________________________________
                    Name:
                    Title:


SOUTHLAND LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


SECURITY LIFE OF DENIVER INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


THE FRANKLIN LIFE INSURANCE COMPANY

                          COLLATERAL AGENCY AGREEMENT

                By _________________________________________
                    Name:
                    Title:


ALLSTATE LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


                By _________________________________________
                    Name:
                    Title:


CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


LIFE INSURANCE COMPANY OF NORTH AMERICA


                By _________________________________________
                    Name:
                    Title:


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


SIGNATURE 1A (CAYMAN), LTD.

                By:  John Hancock Mutual Life Insurance
                     Company, Portfolio Advisor


                          COLLATERAL AGENCY AGREEMENT

                By _________________________________________
                    Name:
                    Title:

                          COLLATERAL AGENCY AGREEMENT

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                By _________________________________________
                    Name:
                    Title:


                 By _________________________________________
                    Name:
                    Title:


                          COLLATERAL AGENCY AGREEMENT

                                                      EXHIBIT 1.3
                                                      to Note Purchase Agreement

                              GUARANTEE AGREEMENT

          GUARANTEE AGREEMENT dated as of _____________, ____ made by ________________________, a _________________ corporation (the "GUARANTOR"), in favor of the holders from time to time of the Notes referred to below (collectively the "OBLIGEES").

          WHEREAS, AK Steel Corporation, a Delaware corporation (the "COMPANY"), and AK Steel Holding Corporation, a Delaware corporation, have entered into several Note Purchase Agreements dated as of December 17, 1996 (as amended or otherwise modified from time to time, collectively the "NOTE AGREEMENTS" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company proposes to issue and sell to such purchasers up to $250,000,000 aggregate principal amount of its Senior Secured Notes due 2004 (the "NOTES"); and

          WHEREAS, it is a requirement of the Note Agreements that the Guarantor shall execute and deliver this Guarantee Agreement;

          NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

          SECTION 1.  Guarantee.  The Guarantor unconditionally and irrevocably
                      ---------
guarantees, as primary obligor and not merely as surety,

          A. the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company arising under the Notes and the Note Agreements, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. (S)101 et seq.), any successor
                                                      -- ---
     statute thereto or any similar state law, Make-Whole Amount, fees, expenses, indemnification or otherwise, and

          B. the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Notes and the Note Agreements;

(all such obligations are called the "GUARANTEED OBLIGATIONS"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

          Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

          SECTION 2.  Guarantee Absolute.  The obligations of the Guarantor
                      ------------------
under Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes and the Note Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

          A. any lack of validity or enforceability of any Guaranteed Obligation, any Note, the Note Agreements or any agreement or instrument relating there to;

          B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note, the Note Agreements or this Guarantee Agreement;

          C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

          E. any change, restructuring or termination of the corporate structure or existence of the Company or any other Subsidiary; or

          F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor.

          This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

           SECTION 3.  Waivers.  The Guarantor hereby irrevocably waives, to the
                       -------
extent permitted by applicable law:

          A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

          B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

          C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

          D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

          E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.

          SECTION 4.  Waiver of Subrogation and Contribution.  The Guarantor
                      --------------------------------------
shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any Obligee or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been paid in full.

           SECTION 5.  Representations and Warranties.  The Guarantor hereby
                       ------------------------------
represents and warrants as follows:

          A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor.

          B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected,
     (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

          C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

          SECTION 6.  Amendments, Etc.  No amendment or waiver of any provision
                      ---------------
of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

          SECTION 7.  Addresses for Notices.  All notices and other
                      ---------------------
communications provided for hereunder shall be in writing and (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Company in accordance with the provisions of Section 13.1 of the Note Agreements. Notices under this
Section 7 will be deemed given only when actually received.

          SECTION 8.  No Waiver; Remedies.  No failure on the part of any
                      -------------------
Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.  Continuing Guarantee.  This Guarantee Agreement is a
                      --------------------
continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

          SECTION 10.  Jurisdiction and Process; Waiver of Jury Trial.  The
                       ----------------------------------------------
Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of
                                                   -- --------
any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam
                                                                -- --------
jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which you shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
(ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

          Nothing in this Section 10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

          SECTION 11.  Governing Law.  This Guarantee Agreement shall be
                       -------------
construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.


                              [GUARANTOR]



                              By________________________
                                Title:


                              Address:



                              Attention:
                              Telephone:
                              Telecopy:

                                                      EXHIBIT 4.1(b)(i) and (ii)
                                                      to Note Purchase Agreement

                  OPINIONS OF SPECIAL COUNSEL FOR THE OBLIGORS

          The following opinions are to be provided by special and internal counsel for the Obligors (allocated between such counsel as appropriate), subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreements.

          1. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now being conducted and to execute and deliver the Note Purchase Agreements and to perform the provisions thereof on its part to be performed. Each Obligor is duly qualified to transact business as a foreign corporation in each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Obligors and the Subsidiaries taken as a whole.

          2. The Note Purchase Agreements have been duly authorized, executed and delivered by the Obligors and constitute legal, valid and binding agreements of the Obligors, enforceable against the Obligors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          3. The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that certain remedial provisions of the Mortgage are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of those provisions does not affect the validity of the Mortgage, and the Mortgage contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed as to the perfection or priority of any liens granted pursuant to the Mortgage.

          4. The Notes being purchased by you today have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Said Notes are entitled to the benefits and security afforded by the Mortgage in accordance with their respective terms and the terms of the Mortgage, except that no opinion is expressed as to the perfection or priority of any liens granted pursuant to the Mortgage.

          5. No consent, approval or authorization of, or declaration, registration or filing with, any New York, Delaware corporate or federal Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Obligors of the Note Purchase Agreements or by the Company of the Notes or for the performance by the Obligors of their respective obligations thereunder.

          6. Assuming the accuracy of the representations and warranties of the Obligors set forth in Section 5.13 of the Note Purchase Agreements and the accuracy of the representations of the Purchasers of the Notes set forth in
Section 6.1 of the Note Purchase Agreements, it was not necessary in connection with the offering, sale and delivery of said Notes or the Parent Guarantee, under the circumstances contemplated by the Note Purchase Agreements, to register said Notes or the Parent Guarantee under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          7. The execution, delivery and performance by Holding of the Note Purchase Agreements and by the Company of the Note Purchase Agreements, the Mortgage, the Collateral Agency Agreement and the Notes will not conflict with, constitute a default under, or violate or result in the creation of a lien under
(i) any of the provisions of the certificate of incorporation or by-laws of the Company or Holding, as the case may be, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company or Holding, as the case may be, is a party or by which it is bound, (iii) any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or Holding, as the case may be, of which such counsel is aware.

          8. Neither Holding nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

          9. None of the transactions contemplated by the Note Purchase Agreements (including without limitation the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System (12 CFR, Part 207, Part 220 and Part 224, respectively).

          10. To such counsel's knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened, against or affecting either Obligor or any property of the Obligors that (i) draws into question the validity of the Note Purchase Agreements, the Mortgage, the Collateral Agency Agreement or the Notes or (ii) if adversely determined would have a material adverse effect on the business, assets or financial condition of Holding, the Company and the Subsidiaries taken as a whole.

                                   * * * * *

          The opinion shall state that it is given solely for the benefit of the purchasers at the Closing, and for the benefit of the institutional investor holders from time to time of the Notes purchased by such purchasers at the Closing.

                                                      EXHIBIT 4.1(b)(iii)
                                                      to Note Purchase Agreement

                               [Opinion of WF&G]



                                  June __, 1997

           Re:             AK Steel Corporation
               Senior Secured Notes, Series A-E, due 2004

To the several Purchasers listed
  in Schedule A to the Note Purchase Agreements referred to below

Ladies and Gentlemen:

          We have acted as your special counsel in connection with the proposed issuance by AK Steel Corporation (the "Company") of $250,000,000 aggregate principal amount of its Senior Secured Notes, Series A-E due 2004 (the "Notes"), and the purchases by you pursuant to the several Note Purchase Agreements made by you with the Company and AK Steel Holdings Corporation ("Holding") dated as of December 17, 1996 (the "Note Purchase Agreements") of Notes in said series and aggregate principal amount. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreements.

          We have examined originals or copies authenticated to our satisfaction of all such corporate records of the Company and Holding, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and Holding, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Purchase Agreements and the documents referred to therein and upon certifications by officers and representatives of the Company and Holding.

          In addition, we attended the Closing held today at our office at which you purchased and made payment for Notes in the series and aggregate principal amounts to be purchased by you at the First Closing, all in accordance with the Note Purchase Agreements.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we render you our opinion pursuant to section 4.1(b) of the Note Purchase Agreements as follows:

          1. Each of the Company and Holding is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Note Purchase Agreements and, in the case of the Company, the Notes and the Mortgage, and to perform their respective obligations thereunder.

          2. The Note Purchase Agreements, the Mortgage and the Notes being purchased by you today have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and said Notes are entitled to the benefits and security afforded by the Mortgage in accordance with their terms and the terms of the Mortgage.

          3. The Note Purchase Agreements have been duly authorized, executed and delivered by Holding, and constitute legal, valid and binding obligations of Holding, enforceable against Holding in accordance with their terms.

          4. No consent, approval or authorization of, or registration, filing or declaration with, any New York or federal Governmental Authority is required for the validity of the execution and delivery or performance by Holding of the Note Purchase Agreements or by the Company of the Note Purchase Agreements, said Notes or the Mortgage, except for filings of the Mortgage and of financing statements in respect of security interests created by the Mortgage.

          5. It was not necessary in connection with the issuance, sale and delivery of said Notes to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, under the circumstances contemplated by the Note Purchase Agreements.

          6. The opinions dated today of Weil Gotshal & Manges LLP, special counsel for the Company, and John G. Hritz, General Counsel of the Company and Holding, delivered to you pursuant to section 4.1(b) of the Note Purchase Agreements, are satisfactory to us in form and scope with respect to the matters covered thereby and in our opinion you are justified in relying thereon.

          The opinions set forth above are subject to the exception that (a) the enforceability of any instrument may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law), (b) in the case of the enforceability of the Mortgage, certain of the remedies or procedures contained therein may be further limited or rendered unenforceable by other applicable laws (but such other laws do not, in our opinion, make the remedies or procedures afforded by such instruments inadequate for the practical realization of the benefits intended to be provided thereby) and (c) the enforceability of indemnity provisions may be subject to limitations based on public policy considerations.

          We express no opinion as to section 23.3 of the Note Purchase Agreements or analogous provisions of other documents insofar as said section or other provisions relate to (a) the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy relating to the Note Purchase Agreements, the Notes, the Collateral Agency Agreement or the Mortgage, (b) the waiver of inconvenient forum with respect to proceedings in such United States District Court or (c) the waiver of a right to jury trial.

          We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering the opinions as to the matters specified above we have, insofar as such matters are governed by the laws of the State of Indiana, relied upon the aforementioned opinions of Bingham, Summers, Welsh & Spilman, and our opinions as to such matters are subject to the same exceptions and qualifications as are contained therein.

          We have made no examination of and express no opinion with respect to any matter referred to herein concerning the title to the Mortgaged Property, the accuracy of any description of the Mortgaged Property, or the existence of any liens, charges, security interests or other encumbrances thereon, the filing or recording of the Mortgage or the filing of financing statements.

          This opinion is given solely for your benefit and for the benefit of the institutional investor holders from time to time of the Notes purchased by you today in connection with the closing held today of the transactions contemplated by the Note Purchase Agreements and may not be relied upon by any other person for any purpose without our prior written consent.

                              Very truly yours,

                                                      EXHIBIT 4.1(b)(4)
                                                      to Note Purchase Agreement

                       OPINIONS OF SPECIAL LOCAL COUNSEL

          The following opinions are to be provided by special local counsel for the Purchasers, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreements.

          1. The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that certain remedial provisions of the Mortgage are or may be unenforceable in whole or in part under the laws of the State of Indiana, but the inclusion of those provisions does not affect the validity of the Mortgage, and the Mortgage contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed as to the perfection or priority of any liens granted pursuant to the Mortgage.

          2. The Notes being purchased by you today are entitled to the benefits and security afforded by the Mortgage in accordance with their respective terms and the terms of the Mortgage, except that no opinion is expressed as to the perfection or priority of any liens granted pursuant to the Mortgage.

          3. The Mortgage is sufficient in form to create a valid lien on the Mortgaged Property (as defined in the Mortgage) in accordance with the terms and conditions thereof. Subject to the terms and conditions of the Mortgage, the obligations of the Company under Notes issued at the Second Closing and the Third Closing, as contemplated in the Note Purchase Agreements, shall have the same priority as the obligations of the Company under the Notes issued at the First Closing.

          4. The Mortgage, and financing statements executed under the Uniform Commercial Code in respect of the liens and security interests purported to be created by the Mortgage, have been recorded or filed, as the case may be, in all places specified in Annex 1 hereto, being all places required by law to make effective and perfect the respective liens and security interests purported to be created by the Mortgage, and, except for such recordings or filings (and the timely filing of continuation statements in respect of such financing statements and additional filings that would be necessitated by a change in name, location, identity or organizational structure of the Company or location of the Mortgaged Property), no filing, recording, or registration is necessary or advisable to maintain such liens and security interests. All taxes or fees required to be paid in connection with the recordings and filings specified in Annex 1 hereto have been duly paid.

          5. Except for the filings described in paragraph 4 above, no consent, approval, or authorization of, or registration, filing, or declaration with, any Indiana Governmental Authority is required for the validity of the execution and delivery by the Company of the Notes or the Mortgage or for the Company's performance thereunder.

          6. The execution, delivery and performance by the Company of the Mortgage and the Notes will not conflict with, constitute a default under, or violate or result in the creation of a lien under any Indiana law or regulation (other than the lien created by the Mortgage).

                                   * * * * *

          The opinion shall state that is given solely for the benefit of the purchasers at the Closing, and for the benefit of the institutional investor holders from time to time of the Notes purchased by the purchasers at such Closing.

                               [WF&G LETTERHEAD]

                                                      EXHIBIT 4.3(b)(2)
                                                      to Note Purchase Agreement

                                    __________________, 1997


          Re:  AK Steel Corporation
               Senior Secured Notes, Series A-E, due 2004

To the several Purchasers listed in Schedule A to the below-mentioned Note Purchase Agreements purchasing Notes today

Ladies and Gentlemen:

          We have acted as your special counsel in connection with the proposed issuance by AK Steel Corporation (the "Company") of $250,000,000 aggregate principal amount of its Senior Secured Notes, Series A-E, due 2004 (the "Notes") and the purchases by you pursuant to the several Note Purchase Agreements made by you with the Company and AK Steel Holding Corporation ("Holding") under date of December 17, 1996 (the "Note Purchase Agreements") of Notes in said series and aggregate principal amounts. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreements.

          We have examined originals or copies authenticated to our satisfaction of all such corporate records of the Company and Holding, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and Holding, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Purchase Agreements and the documents referred to therein and upon certifications by officers and representatives of the Company and Holding.

          In addition, we attended the Closing held today at our office at which you purchased and made payment for Notes in the series and respective aggregate principal amounts to be purchased by you at such Closing, all in accordance with the Note Purchase Agreements.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we render you our opinion pursuant to Section 4.3(b) of the Note Purchase Agreements as follows:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Notes and to perform the provisions thereof.

          2. The Notes being purchased by you today have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and said Notes are entitled to the benefits and security afforded by the Mortgage in accordance with their terms and the terms of the Mortgage.

          3. It was not necessary in connection with the offering, sale and delivery of said Notes, under the circumstances contemplated by the Note Purchase Agreements, to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          4. No consent, approval or authorization of, or registration, filing or declaration with any New York or federal Governmental Authority is required for the validity of the execution and delivery or for the performance by the Company of said Notes.

          5. The opinions dated today of Weil Gotshal & Manges LLP, special counsel for the Company and Holding and [______________], special Indiana counsel for the Company and Holding, delivered to you pursuant to Section 4.3(b) of the Note Purchase Agreements, are satisfactory to us in form and scope with respect to the matters covered thereby and in our opinion you are justified in relying thereon.

          The opinions above are subject to the exception that the enforceability of any instrument may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

          We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          We have made no examination of and express no opinion with respect to any matter referred to herein concerning the title to the Mortgaged Property, the accuracy of any description of the Mortgaged Property, or the existence of any liens, charges, security interests or other encumbrances thereon, the filing or recording of the Mortgage or the filing of financing statements.

          This opinion is given solely for your benefit and for the benefit of the institutional investor holders from time to time of the Notes purchased by you today in connection with the purchase of such Notes today and may not be relied upon by any other person for any purpose without our prior written consent.

                                      Very truly yours,